Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of July 21, 2026

among

ADTRAN HOLDINGS, INC.,

as Holdings

ADTRAN, INC.,

as US Borrower

ADTRAN NETWORKS SE,

as German Borrower The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent for the US Borrower and

J.P. MORGAN SE,

as Administrative Agent for the German Borrower

JPMORGAN CHASE BANK, N.A., as Joint Lead Arranger and Sole Bookrunner and

CITIBANK, N.A., and BANK OF MONTREAL, CHICAGO BRANCH, as Joint Lead

Arrangers

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS 1

Section 1.01. Defined Terms 1

Section 1.02. Classification of Loans and Borrowings 65

Section 1.03. Terms Generally 65

Section 1.04. Accounting Terms; GAAP 66

Section 1.05. Interest Rates; Benchmark Notification 66

Section 1.06. Letter of Credit Amounts 67

Section 1.07. Divisions 67

Section 1.08. Limited Condition Transactions 67

Section 1.09. Exchange Rates; Currency Equivalents 69

Section 1.10. Certain Calculations and Tests 69

Section 1.11. German Terms 70

Section 1.12. DPLTA and ADVA PLTA 71

Section 1.13. German listed-company obligations 71

ARTICLE 2 THE CREDITS 71

Section 2.01. Commitments 71

Section 2.02. Loans and Borrowings 72

Section 2.03. Requests for Revolving Borrowings 72

Section 2.04. [Reserved] 73

Section 2.05. Swingline Loans 74

Section 2.06. Letters of Credit 75

Section 2.07. Funding of Borrowings 81

Section 2.08. Interest Elections 82

Section 2.09. Termination and Reduction of Commitments 84

Section 2.10. Repayment of Loans; Evidence of Debt 85

Section 2.11. Prepayment of Loans 87

Section 2.12. Fees 87

Section 2.13. Interest 88

Section 2.14. Alternate Rate of Interest 89

Section 2.15. Increased Costs 93

Section 2.16. Break Funding Payments 94

Section 2.17. Withholding of Taxes; Gross-Up 95

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs 101

Section 2.19. Mitigation Obligations; Replacement of Lenders 102

Section 2.20. Defaulting Lenders 103

Section 2.21. [Reserved] 106

Section 2.22. Incremental Facilities 106

Section 2.23. Excess Resulting from Exchange Rate Change 109

ARTICLE 3 REPRESENTATIONS AND WARRANTIES 110

Section 3.01. Organization; Powers 110

Section 3.02. Authorization; Enforceability 110

Section 3.03. Governmental Approvals; No Conflicts 110

Section 3.04. Financial Condition; No Material Adverse Change 111

Section 3.05. Properties 111

Section 3.06. Litigation and Environmental Matters 111

Section 3.07. Compliance with Laws and Agreements 112

Section 3.08. Investment Company Status 112

Section 3.09. Taxes 112

Section 3.10. ERISA 112

Section 3.11. Disclosure 112

Section 3.12. Anti-Corruption Laws and Sanctions 113

Section 3.13. Affected Financial Institutions 113

Section 3.14. Plan Assets; Prohibited Transactions 113

Section 3.15. Margin Regulations 113

Section 3.16. Solvency 113

Section 3.17. Outbound Investment Rules 113

ARTICLE 4 CONDITIONS 114

Section 4.01. Effective Date 114

Section 4.02. Each Credit Event 116

ARTICLE 5 AFFIRMATIVE COVENANTS 117

Section 5.01. Financial Statements; Ratings Change and Other Information 117

Section 5.02. Notices of Material Events 120

Section 5.03. Existence; Conduct of Business 120

Section 5.04. Payment of Obligations 121

Section 5.05. Maintenance of Properties; Insurance 121

Section 5.06. Books and Records; Inspection Rights 121

Section 5.07. Compliance with Laws 121

Section 5.08. Use of Proceeds and Letters of Credit 122

Section 5.09. Reserved 122

Section 5.10. Additional Subsidiary Guarantors and Collateral 122

Section 5.11. Designation of Subsidiaries 123

Section 5.12. Accounts 124

Section 5.13. Further Assurances 124

Section 5.14. Post Closing Covenant 124

ARTICLE 6 NEGATIVE COVENANTS 124

Section 6.01. Indebtedness 124

Section 6.02. Liens 129

Section 6.03. Fundamental Changes 131

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Section 6.04. Dispositions 133

Section 6.05. Investments, Loans, Advances, Guarantees and Acquisitions 136

Section 6.06. Swap Agreements 141

Section 6.07. Restricted Payments 141

Section 6.08. Transactions with Affiliates 144

Section 6.09. Restrictive Agreements 145

Section 6.10. Outbound Investment Rules 146

Section 6.11. Consolidated Fixed Charge Coverage Ratio 147

Section 6.12. Consolidated Senior Secured Net Leverage Ratio 147

Section 6.13. Reserved 147

Section 6.14. Unrestricted Cash and Cash Equivalents 147

Section 6.15. Reserved 147

Section 6.16. Fiscal Year 147

Section 6.17. Use of Proceeds 147

Section 6.18. Amendments to Organizational Documents 147

Section 6.19. Amendments of Restricted Debt 148

ARTICLE 7 EVENTS OF DEFAULT 148

Section 7.01. Events of Default 148

Section 7.02. Remedies Upon an Event of Default 150

Section 7.03. Equity Cure 151

Section 7.04. Application of Payments 153

ARTICLE 8 THE ADMINISTRATIVE AGENT 154

Section 8.01. Authorization and Action 154

Section 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc 157

Section 8.03. Posting of Communications 161

Section 8.04. The Administrative Agent Individually 162

Section 8.05. Successor Administrative Agent 162

Section 8.06. Acknowledgements of Lenders and Issuing Banks 163

Section 8.07. Collateral Matters 166

Section 8.08. Credit Bidding 166

Section 8.09. Certain ERISA Matters 167

Section 8.10. Borrower Communications 169

ARTICLE 9 MISCELLANEOUS 170

Section 9.01. Notices 170

Section 9.02. Waivers; Amendments 172

Section 9.03. Expenses; Limitation of Liability; Indemnity, Etc. 174

Section 9.04. Successors and Assigns 176

Section 9.05. Survival 180

Section 9.06. Counterparts; Integration; Effectiveness; Electronic Execution 181

Section 9.07. Severability 182

Section 9.08. Right of Setoff 182

3

Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process 183

Section 9.10. WAIVER OF JURY TRIAL 184

Section 9.11. Headings 185

Section 9.12. Confidentiality 185

Section 9.13. Material Non-Public Information 186

Section 9.14. Interest Rate Limitation 186

Section 9.15. No Fiduciary Duty, etc 186

Section 9.16. USA PATRIOT Act 187

Section 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions187 Section 9.18. Acknowledgement Regarding Any Supported QFCs 188

Section 9.19. Judgment Currency 189

Section 9.20. Parallel Debt 189

Section 9.21. Release of Liens and Guarantees 190

Section 9.22. Nature of Obligations 191

Section 9.23. Release of German Borrower and its Subsidiaries 191

4

SCHEDULES:

Schedule 2.01A – Commitments

Schedule 2.01B – Swingline Commitments Schedule 2.01C – Letter of Credit Commitments Schedule 5.14 – Post Closing Obligations Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.05(c) – Existing Intercompany Loans and Advances Schedule 6.08 – Existing Transactions

Schedule 6.09 – Existing Restrictions EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit B-2 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit B-3 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit B-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C – Form of Compliance Certificate

Exhibit D – Form of Revolving Credit Note (US Borrower) Exhibit E – Form of Revolving Credit Note (German Borrower)

5

CREDIT AGREEMENT dated as of July 21, 2026 (this “Agreement”), among ADTRAN, Inc., a Delaware corporation (the “US Borrower”), Adtran Networks SE, a European stock corporation (Societas Europaea) organised under the law of the European Union and Germany and registered with the commercial registry (Handelsregister) at the local court (Amtsgericht) of Jena under register number HRB 508155 (“ADVA” or the “German Borrower” and, together with the US Borrower, the “Borrowers”), ADTRAN Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the US Borrower and J.P. Morgan SE, as Administrative Agent for the German Borrower.

The parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Account Control Agreement” has the meaning assigned to it in Section 5.12.

“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to an Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to Holdings and its Subsidiaries therein were to such Person or business), as calculated by the US Borrower in good faith and which shall be factually supported by historical financial statements; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired EBITDA for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of Holdings and its Subsidiaries (a) references to Reference Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for Holdings and its Subsidiaries and (b) to the extent the commencement of any such Reference Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Reference Period), Acquired EBITDA for the portion of such fiscal quarter so included in such Reference Period shall be deemed to be an amount equal to (x) Acquired EBITDA otherwise attributable to the entire fiscal quarter (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of months of such fiscal quarter included in the relevant Reference Period and the denominator of which shall be the actual number of months in such fiscal quarter.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries

(a)
acquires all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or

(b)
directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“ADVA” has the meaning specified in the introductory paragraph hereof.

“ADVA Equity Purchase” means the purchase by Holdings or any of its Subsidiaries in one transaction or a series of transactions of at least sixty percent (60%) of the outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of August 9, 2023, including through a series of related open market purchases, through a tender pursuant to § 5 para. 1 of the DPLTA or otherwise.

“ADVA PLTA” means that certain Profit and Loss Transfer Agreement, dated as of May 9, 2025 by and between the German Borrower and ADVA Network Security GmbH (or any future profit and loss transfer agreement which may be entered into by the German Borrower with any of its Subsidiaries).

“Administrative Agent” means the U.S. Administrative Agent and/or the Non-U.S. Administrative Agent as the context requires or as the U.S. Administrative Agent and/or Non-

U.S. Administrative Agent deems appropriate in its or their sole discretion.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrowers or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d). “Agreed Currencies” means Dollars, Euros and each Alternative Currency. “Agreement” has the meaning specified in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of

(a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00%, and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that, for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means Sterling, Euros, Mexican Pesos, New Zealand dollars, Australian Dollars, Tunisian Dinar, Indian Rupees and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, Lenders, Issuing Bank and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of

(a)
$290,000,000 and (b) the total amount of the Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Commitments hereunder.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Term Benchmark Loan, RFR Loan or, if applicable, pursuant to Section 2.13, any Daily Simple SOFR Loan, in each case, that is a Revolving Loan with respect to the commitment fees payable hereunder in respect of the Commitments, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark Spread”, “RFR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Consolidated Total Net Leverage Ratio as of the last day of the fiscal year or fiscal quarter of Holdings then most recently ended for which consolidated financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that until the first Calculation Date (as defined below), the Applicable Rate shall be based on the rates per annum set forth below in Category 1:

Category	Consolidated Total Net Leverage Ratio	ABR Spread	Term Benchmark Spread and RFR Spread	Commitment Fee Rate
1	Less than or equal to 2.00:1.00	1.25%	2.25%	0.20%
2	Greater than 2.00:1.00, but less than or equal to 2.50:1.00	1.50%	2.50%	0.20%
3	Greater than 2.50:1.00, but less than or equal to 3.00:1.00	1.75%	2.75%	0.25%
4	Greater than 3.00:1.00, but less than or equal to 3.50:1.00	2.00%	3.00%	0.25%
5	Greater than 3.50:1.00	2.25%	3.25%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(d) of the Compliance Certificate indicating such change (each such date, a “Calculation Date”) and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 5 if the Borrowers fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or any Compliance Certificate required to be delivered pursuant to Section 5.01(d), in each case, within the time periods specified herein for such delivery, during the period from the date on which such financial statements or Compliance Certificate was required to have been delivered and until the delivery thereof, at which time the Category shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently completed fiscal quarter of Holdings preceding such Calculation Date.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a). “Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to it in Section 9.04(b).

“Arranger” means JPMorgan, Citibank, N.A., and Bank of Montreal, Chicago Branch, each in its capacity as a joint lead arranger hereunder.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of Holdings to any Person that is not a Loan Party or any Subsidiary thereof. For the avoidance of doubt, none of (a) the issuance or sale of any Permitted Convertible Indebtedness by Holdings, (b) the issuance or sale or other transfer of any Permitted Warrant Transaction by Holdings, (c) the purchase of any Permitted Bond Hedge Transaction nor (d) the exercise and performance by Holdings and/or any Subsidiary thereof of their respective rights and obligations, as applicable, under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction (including, for the avoidance of doubt, any exercise, settlement, termination, disposition or unwind (whether optional or mandatory) of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction), as applicable, shall constitute an “Asset Disposition”.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability” means, at any time, the remainder of (a) the aggregate amount of the Lenders’ Commitments at such time minus (b) the outstanding principal amount of the Lenders’ Revolving Loans and Swingline Loans at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and

(b)
with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Levy” means any (i) amount payable by any Lender or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz)) or any other similar levy or tax imposed in any other jurisdiction; and (ii) any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011.

“Banking Services” means any of the following services: deposit accounts, services with respect to debit cards and credit cards (including commercial credit cards, stored value cards and purchasing cards), treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, lockbox, electronic funds transfer transactions (including book transfers, Fedwire transfers and automated clearing house transfers (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system)), foreign exchange, return items and interstate depository network services), employee credit card programs, cash pooling services, merchant processing services, supplier financing programs, online reporting, e-payables, cash sweeps, zero balance arrangements and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)
in the case of any Loan denominated in Dollars, the Daily Simple RFR for Dollars; or
(2)
the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the US Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the US Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the US Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the US Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the US Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the US Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or

(2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bilateral L/C Issuer” means HSBC Bank USA, National Association and any of its Affiliates, in each case, in its capacity as the issuer of letters of credit under the Secured Bilateral Letter of Credit Facility.

“Blocking Law” means the EU Blocking Regulation, Section 7 AWV or any similar applicable blocking or anti-boycott statute.

“BME German Lender” means the Bank of Montreal Europe plc.

“Borrowers” has the meaning specified in the introductory paragraph hereof.

“Borrowing” means (a) a Revolving Borrowing (including a U.S. Dollar Facility Revolving Loan Borrowing or a Eurocurrency Sub-Facility Revolving Loan Borrowing) or (b) a Swingline Borrowing.

“Borrowing Request” means a request by the Borrowers for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and, solely with respect to Loans serviced through J.P. Morgan SE, Jena (Germany); provided that, in addition to the foregoing, a Business Day shall be

(a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide Banking Services.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (I) for any Loan denominated in (a) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (b) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in

(a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of

(i)
the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus
(ii)
the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, and (b) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code).

“Change in Control” means (a) Holdings shall fail to own (x) 100% of the Equity Interests of the US Borrower and (y)(i) prior to the ADVA Equity Purchase, at least 70% of the aggregate ordinary voting power or economic interests of the issued and outstanding Equity Interests of the German Borrower, (ii) from and after the ADVA Equity Purchase until the purchase of all of the Equity Interests of the German Borrower (and the concurrent delisting of the relevant Equity Interests of the German Borrower from the Frankfurt Stock Exchange), at least 90% of the aggregate ordinary voting power or economic interests of the issued and outstanding Equity Interests of the German Borrower and (iii) from and after the purchase of all of the Equity Interests of the German Borrower (and the concurrent delisting of the Equity Interests of the German Borrower from the Frankfurt Stock Exchange), 100% of the Equity Interests of the German Borrower or (b) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor) of Equity Interests representing more than 35% of the aggregate ordinary voting power or economic interests of the issued and outstanding Equity Interests of Holdings.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charged Amounts” has the meaning assigned to it in Section 9.14.

“Charge” means any loss, charge, fee, expense, cost, accrual or reserve of any kind.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Domestic Guarantee and Collateral Agreement or the applicable Security Document.

“Collateral Account” has the meaning assigned to it in Section 2.06(j).

“Commitment” means a U.S. Dollar Facility Commitment (including the Eurocurrency Sub-Facility Commitment). The amount of the aggregate Commitments of the Lenders as of the Effective Date is $350,000,000; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment.

“Commodity Account” shall mean any “commodity account” as defined in the UCC in effect in the State of New York from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning assigned to it in Section 8.03(c).

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit C or any other form approved by the Administrative Agent and the US Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries:

(a)
Consolidated Net Income for such period; plus
(b)
the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (other than as set forth in clauses (b)(vi)(B), (b)(viii) and (b)(ix)) for such period:
(i)
Consolidated Interest Expense;
(ii)
expense for Taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes and franchise Taxes;
(iii)
depreciation, amortization and other non-cash charges or expenses, excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period;
(iv)
all transaction fees, charges and other amounts related to the Transactions and any amendment or other modification to the Loan Documents, in each case to the extent paid within the later of (x) six (6) months of the Effective Date or the effectiveness of such amendment or other modification or

(y) thirty (30) days after the expiration of any post-closing time period (as extended) in the Loan Documents;

(v)
all transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any Permitted Acquisition, Investment, disposition, issuance or repurchase of Equity Interests, or the incurrence, amendment or waiver of Indebtedness permitted hereunder (other than those related to the Transactions or with respect to any amendment or modification of the Loan Documents), in each case, whether or not consummated, in each case (other than in respect of any repurchase of the Equity Interests of ADVA) to the extent paid within six (6) months of the closing or effectiveness of such event or the termination or abandonment of such transaction, as the case may be; provided that any amounts described in this clause (b)(v) with respect to transactions that are not consummated shall not exceed $15,000,000 for the applicable period;
(vi)
(A) other unusual and non-recurring cash expenses or charges and

(B) the amount of any “run rate” cost synergies, operating expense reductions and other net cost savings and integration costs, in each case projected by Holdings in connection with the Transactions, Permitted Acquisitions, Asset Dispositions (including the termination or discontinuance of activities constituting such business) and/or other operating improvement, restructuring, cost savings initiative, new or revised contracts (to the extent such contracts are actually in effect), net of operating expenses, (including the modification and renegotiation of existing contracts and other arrangements) entered into during the applicable Reference Period or other similar initiative taken after the Effective Date that have been consummated during the applicable Reference Period (calculated on a Pro Forma Basis as though such cost synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that, (i) such cost synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of Holdings and its Subsidiaries and have been determined by the US Borrower in good faith to be reasonably anticipated to be realizable within 12 months following any such action as set forth in reasonable detail on a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent, (ii) no such amounts shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, the definition of Pro Forma Basis or otherwise and (iii) the aggregate amount added pursuant to this clause (b)(vi), together with any amounts added back pursuant to clause (b)(x) for any Reference Period shall in no event exceed 20.0% of Consolidated EBITDA for such period (calculated prior to any such add-backs pursuant to this clause (b)(vi)) and in any case, excluding from such caps any adjustments that are taken in compliance with the requirements of Regulation S-X (which, solely with respect to the requirements of Regulation S-X permitting addbacks, exclusions and adjustments for pro forma cost savings and synergies, shall be deemed to be Regulation S-X as in effect immediately prior to January 1, 2021));

(vii)
other unusual and non-recurring Public Company Costs;
(viii)
other add backs and adjustments of the type otherwise permitted under this Agreement, reflected in a quality of earnings report provided by an accounting firm of recognized national standing (including any “big four” accounting firm) with respect to any Permitted Acquisition or other Investment (including, for the avoidance of doubt, add backs and adjustments of the same type in future periods); provided that no such amounts shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, the definition of Pro Forma Basis or otherwise;
(ix)
an amount equal to (A) the proceeds of business interruption insurance representing the earnings for the applicable period that such proceeds are intended to replace and (B) fees, costs and expenses to the extent reimbursable by third parties pursuant to indemnification, insurance or reimbursement agreements (in each case under this clause (ix), whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters));
(x)
the amount of any loss or pre-opening expenses attributable to a New Project (including those related to the acquisition, opening and organizing (and in the case of a tool or piece of equipment, the delivery and set-up) of a New Project and the cost of feasibility studies, staff-training and recruiting, marketing costs, third-party contractor costs and travel costs for employees engaged in such start-up activities), until the date that is 18 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (A) such losses or pre-opening expenses are reasonably identifiable and factually supportable and (B) losses or pre-opening expenses attributable to such New Project after 18 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this subclause; provided further that the aggregate amount added pursuant to this clause (b)(x), together with any amounts added back pursuant to clause (b)(vi) for any Reference Period shall in no event exceed 20.0% of Consolidated EBITDA for such period (calculated prior to any such add-backs pursuant to this clause (b)(x));
(xi)
non-cash compensation charges, including any such charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs;
(xii)
the amount of any Charge or deduction attributable to or associated with non-controlling interests and/or minority interests of third parties,

(xiii)
the amount of all fees, expense reimbursements and indemnities paid to directors and advisors of such Person, or any direct or indirect parent of such Person, in an amount not to exceed $5,000,000 for the applicable period; less

(c)
the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:
(i)
interest income;
(ii)
federal, state, local and foreign income Tax credits of Holdings and its Subsidiaries for such period (to the extent not netted from income Tax expense);
(iii)
any unusual and non-recurring gains;
(iv)
non-cash gains or non-cash items;
(v)
any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iii), (b)(viii) or (b)(xiv) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred; and
(vi)
the amount of any income or gains attributable to or associated with non-controlling interests and/or minority interests of third parties.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period less (ii) Taxes paid in cash (net of tax refunds) less (iii) Restricted Payments made by any Loan Party or Restricted Subsidiary to any person that is not a Loan Party or a Restricted Subsidiary (provided that, for the avoidance of doubt, payments in respect of the DPLTA constitute Restricted Payments; provided, further, that for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, only annual compensation payments required by the DPLTA shall be included; it being understood that any Permitted ADVA Tender or any other voluntary repurchase of the outstanding shares of the Equity Interests of ADVA shall be excluded), to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of

(a)
Consolidated Interest Expense (net of any cash interest income) plus (b) all regularly scheduled principal payments in respect of debt for borrowed money and all payments of capital lease obligations that represent regularly scheduled payments of “principal” and Maintenance Capital Expenditures, in each case, considered as current in accordance with GAAP as of the last day of the applicable period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis (other than intercompany Indebtedness among any of Holdings and/or its Subsidiaries), the sum of, without duplication, (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all purchase money Indebtedness, (c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations (regardless of whether accounted for as indebtedness under GAAP) and the principal amount of all obligations and liabilities of such Person under factoring, receivables and securitization facilities (including any Permitted Receivables Financing or Permitted Receivables Sale Transaction) to the extent accounted for as indebtedness under GAAP, (d) all drawn and unreimbursed obligations, contingent or otherwise, of any such Person relative to the face amount of outstanding letters of credit, (including any Letters of Credit), whether or not drawn, and any outstanding reimbursement obligations with respect to Letters of Credit hereunder, in connection therewith, bank guarantees, and banker’s acceptances issued for the account of any such Person, (e) all obligations of any such Person in respect of Disqualified Equity Interests which shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, (f) all guarantees of any such Person with respect to any of the foregoing and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Expense” means, for any period, cash interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Swap Agreements) for such period, determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Subsidiary with respect to interest rate Swap Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the net income (or loss) of any Subsidiary that is not a Wholly-Owned Subsidiary to the extent such net income (or loss) is attributable to the minority interest in such Subsidiary,

(e) any gain or loss from Asset Dispositions outside of the ordinary course during such period,

(f) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with Accounting Standards Codification 840 on the definitions and covenants herein, for which GAAP as in effect on the Effective Date shall be applied), (g) net unrealized gains and losses resulting from obligations under Swap Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and the application of FASB ASC 815-10, and (h) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness on such date that is secured by a Lien on any Property of Holdings or any of its Subsidiaries (excluding any Subordinated Indebtedness) minus (ii) all Unrestricted Cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date (in an amount not to exceed 100% of Consolidated EBITDA) to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate principal amount of Consolidated Funded Indebtedness on such date minus (ii) all Unrestricted Cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date (in an amount not to exceed 100% of Consolidated EBITDA) to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Corresponding Liabilities” has the meaning assigned to it in Section 9.20.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Coverage Ratio Covenant” has the meaning assigned to it in Section 6.11.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lenders or any other Lender.

“Cure Amount” has the meaning assigned to it in Section 7.03.

“Cure Right” has the meaning assigned to it in Section 7.03.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Dollars, Daily Simple SOFR; provided that if the Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the applicable Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Default” means any event or condition which upon notice, lapse of time or both would,

unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the US Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deposit Account” shall mean any “deposit account” as defined in the UCC in effect in the State of New York from time to time and shall specifically include any account with a deposit function.

“Designated Guarantor” has the meaning specified in the definition of “Subsidiary Guarantors”.

“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by the US Borrower) of noncash consideration received by the US Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.04(f) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the US Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or cash equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or cash equivalents).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposed EBITDA” means, with respect to any Person or business that is sold or disposed of in an Asset Disposition during any period, the amount for such period of Consolidated EBITDA of any such Person or business subject to such Asset Disposition (determined using such definitions as if references to Holdings and its Subsidiaries therein were to such Person or business), as calculated by the US Borrower in good faith.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of Holdings or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender” means (i) certain banks, financial institutions and other institutional lenders (or related funds of institutional lenders) identified in writing to the Administrative Agent (for posting to the Lenders) prior to the Effective Date, (ii) competitors of the Borrowers and their Subsidiaries that have been specified in writing to the Administrative Agent (for posting to the Lenders) from time to time, and (iii) in the case of clauses (i) and (ii), any of their Affiliates that are clearly identifiable as such solely on the basis of the similarity of such Affiliate’s name to the name of an entity on the list of Disqualified Lenders (excluding in the case of clause (ii), any bona fide debt investment fund that constitutes an Affiliate thereof that is not otherwise a Disqualified Lender pursuant to clause (i) or (ii)); provided that (x) any competitor designated as a Disqualified Lender pursuant to clause (ii) after the relevant trade date of an assignment or effective date of a participation hereunder (including any Affiliate thereof constituting a Disqualified Lender pursuant to clause (iii) hereof) shall not retroactively disqualify a Lender or Participant, as applicable, that was not a Disqualified Lender on such trade date and (y) any designation of a Person as a Disqualified Lender permitted hereunder shall not be effective until the third Business Day after receipt of written notice thereof by the US Borrower to the Administrative Agent in accordance with the next succeeding sentence. Any supplement or other modification to the list of Persons identified as Disqualified Lenders shall be e-mailed to the Administrative Agent at JPMDQcontact@JPMorgan.com (or such other e-mail address as the Administrative Agent may from time to time specify to the US Borrower in writing). The list of Disqualified Lenders (and any updates thereto) may be provided to any Lender, potential assignee or Participant on a confidential basis. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) the Borrowers (on behalf of themselves and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Domestic Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Effective Date, among the US Borrower, the other Domestic Loan Parties and the Administrative Agent, together with all supplements thereto.

“Domestic Loan Parties” means, collectively, Holdings, the US Borrower and the Domestic Subsidiary Guarantors.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Domestic Subsidiary Guarantors” means, collectively, each Domestic Subsidiary of the US Borrower that is not an Excluded Subsidiary and that shall have executed and delivered a joinder, guaranty or supplement pursuant to Section 5.10 hereof.

“DPLTA” means that certain Domination and Profit and Loss Transfer Agreement (Beherrschungs- und Gewinnabführungsvertrag), dated as of December 1, 2022, by and between ADVA and Holdings.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), Holdings, the Borrowers, any Subsidiary or other Affiliate of Holdings, the Borrowers or a Disqualified Lender.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrowers or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrowers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrowers or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrowers or any of their respective ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice, concerning the imposition upon the Borrowers or any of their respective ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Blocking Regulation” means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 (as amended) protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on the applicable date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page orservice displaying the relevant rate after consultation with the applicable Borrower.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Sub-Facility Commitment” means with respect to each Lender its obligation to make Eurocurrency Sub-Facility Revolving Loans in Euros to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the heading “Eurocurrency Sub-Facility Commitment” or in the Assignment and Acceptance or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Eurocurrency Sub-Facility Commitments of all Lenders shall be $290,000,000 on the Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. Each Eurocurrency Sub-Facility Commitment of each applicable Lender is part of, and not in addition to, the U.S. Dollar Facility Commitment of such Lender.

“Eurocurrency Sub-Facility Register” has the meaning assigned to such term in

Subsection 9.04(b).

“Eurocurrency Sub-Facility Revolving Loan” means a Loan made pursuant to Section 2.01(b).

Eurocurrency Sub-Facility Revolving Loan Borrowing” means a Borrowing consisting of Eurocurrency Sub-Facility Revolving Loans of the same Type, and, in the case of Term Benchmark Loans, having the same Interest Period.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Rate” means, on any Business Day, with respect to any calculation of the Dollar Equivalent on such date, the rate at which a currency may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 a.m. New York City time on such date. In the event that such rate does not appear on any such Reuters page, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the US Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. Local Time at such date for the purchase of such currency with Dollars or the purchase of Dollars with such currency, as the case may be, for delivery two (2) Business Days later; provided that, if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error.

“Excluded Account” has the meaning assigned to it in clause (i) of the definition of

“Excluded Assets”.

“Excluded Assets” means each of the following assets (each capitalized term used in this definition but not defined in this Agreement has the meaning set forth in the Domestic Guarantee and Collateral Agreement):

(a)
(i) any contract, instrument, lease, licenses, agreement or other document, or any rights thereunder, (ii) any property subject to a Capital Lease Obligation, purchase money or similar financings or (iii) any other asset, in each case, in which a grant of a security interest would be prohibited by the terms of any restriction in favor of any Person (other than any Loan Party or any of its Restricted Subsidiaries), or result in a breach, termination (or a right of termination) or default under (including pursuant to any “change of control” or similar provision), or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, such contract, instrument, lease, license, agreement or other document or, in the case of clauses (i), (ii) and (iii), any contractual obligation relating primarily to such property or asset, provided, solely in the case of clause (iii), that such contractual obligation exists on the Effective Date or on the date of acquisition of such asset and (other than in the case of Capital

Lease Obligations, purchase money and similar financings) is not entered into in anticipation of the Effective Date or such acquisition; provided, however, that any such property or asset will only constitute an Excluded Asset under this clause (a) to the extent such prohibition, restriction, breach, termination (or right of termination), default, abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided further that (A) any such asset shall cease to constitute an Excluded Asset under this clause (a) at such time as the condition causing such prohibition, restriction, breach, termination (or right of termination), default, abandonment, invalidation or unenforceability no longer exists (including on account of consents of the relevant Persons having been obtained, it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent) and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (a) and (B) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contractual obligation described in this clause (a) unless such proceeds or receivables would independently constitute an Excluded Asset;

(b)
the Equity Interests in (i) any captive insurance subsidiary and (ii) any not-for-profit subsidiary;
(c)
any intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use”, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application (or any trademark registration resulting therefrom) under applicable law;
(d)
any asset the grant or perfection of a security interest in which would

(i) be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent, approval, license or authorization) or (ii) be prohibited by enforceable anti-assignment provisions of applicable law, in each case, to the extent such prohibition or requirement would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided further that (A) any such asset shall cease to constitute an Excluded Asset under this clause (d) at such time as the condition causing such prohibition or requirement no longer exists and (B) the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (d) unless such proceeds or receivables would independently constitute an Excluded Asset;

(e)
any Equity Interests in any Person that is an Excluded Subsidiary of the type described in clause (h) of the definition thereof (so long as, if such Person was previously a wholly-owned Subsidiary, such Person became an Excluded Subsidiary in compliance with the proviso in Section 9.21(a)) or any Person that is not a Restricted Subsidiary that (i) cannot be pledged pursuant to the terms of such Person’s Organizational Documents (and/or any joint venture, shareholders’ or similar agreements), (ii) would require the consent of any Person (other than any Loan Party or any of its Restricted Subsidiaries), which consent has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to seek any such consent) or (iii) would give rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any Person (other than any Loan Party or any of its Restricted Subsidiaries) in accordance with the Organizational Documents (and/or any joint venture, shareholders’ or similar agreements) of such Person;

(f)
any Margin Stock;
(g)
any assets to the extent a security interest in such assets would result in material adverse Tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings, any Borrower or any of its Subsidiaries, as reasonably determined by the US Borrower and notified in writing to the Administrative Agent;
(h)
any (A) Deposit Accounts, Securities Accounts or Commodities Accounts that are (i) specifically and exclusively used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of any Employee Related Persons of any Borrower and its Subsidiaries, (ii) specifically and exclusively used to pay Taxes required to be collected, remitted or withheld (including United States federal and state withholding Taxes (including the employer’s share thereof)), (iii) escrow, fiduciary and/or trust accounts, (iv) cash collateral accounts (other than any account in which cash collateral is deposited in accordance with Section 2.06(j)), (v) zero balance accounts and

(vi) Deposit Accounts, Securities Accounts and Commodity Accounts of the Loan Parties having an average monthly account balance, in the aggregate for such all accounts of the Loan Parties referred to in this clause (vi), not exceeding, for all such accounts

$5,000,000, in each case, any cash or cash equivalents on deposit therein or credited thereto (the foregoing clauses (i) through (vi), in each case, an “Excluded Account”) and

(B) any cash, cash equivalents or other funds transferred or owned by a non-Loan Party (whether in a Deposit Account of a Loan Party) pursuant to a Permitted Pooling Arrangement, together with all interest, earnings, income, profits, gains and other proceeds, returns or economic benefits accrued, earned, received or realized in respect thereof or attributable thereto;

(i)
all motor vehicles and other assets subject to certificates of title and letter of credit rights, in each case, except to the extent a security interest herein can be perfected by the filing of a Uniform Commercial Code financing statement (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, no Loan Party shall be required to take any actions to perfect a security interest such assets or letter of credit rights other than filing a Uniform Commercial Code financing statement);
(j)
any licenses, franchises, charters and authorizations issued, granted or otherwise provided by any Governmental Authority, in each case to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, to the extent such prohibition or restriction would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law;
(k)
any Receivable Related Assets subject to a Permitted Receivables Sale Transaction and the Equity Interests in any special purpose Subsidiary used for the purpose of engaging in such Permitted Receivables Sale Transaction;
(l)
(i) any fee-owned real property with a fair market value not exceeding

$10,000,000, (ii) any portion of fee owned real property (other than the Huntsville Property) that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, (iii) all real property leasehold interests and (iv) any fee-owned real property located outside of the United States; and

(m)
any asset with respect to which the Administrative Agent and US Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business and taking into account any adverse tax consequences to any Borrower or any of its Subsidiaries and including any mortgage, stamp, intangibles or other tax or expenses relating thereto) of obtaining or perfecting a security interest therein outweighs, or would be excessive in relation to, the practical benefits to the Lenders of the security afforded thereby, which determination is evidenced in writing.

“Excluded Subsidiary” means (a) each Immaterial Domestic Subsidiary, (b) any Subsidiary of the US Borrower (i) that is prohibited by applicable Law or by any contractual obligation existing on the Effective Date or existing at the time of acquisition of such Subsidiary after the Effective Date (and not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations, but only so long as such prohibition exists, (ii) that would require governmental (including regulatory) consent, approval, license or authorization to guarantee the Secured Obligations unless such consent, approval, license or authorization has been received (it being understood that there shall be no obligation to seek or obtain such consent, approval, license or authorization) or (iii) for which the providing of a guarantee of the Secured Obligations would result in material adverse Tax consequences to Holdings or its Subsidiaries, as reasonably determined by the US Borrower and the Administrative Agent,

(c) each Receivables Subsidiary that is a Domestic Subsidiary of the US Borrower, (d) any other Domestic Subsidiary of the US Borrower with respect to which the Administrative Agent and the US Borrower mutually agree that the cost of providing a guarantee would be excessive in relation to the benefit to be afforded thereby, (e) any Foreign Subsidiary, other than any Foreign Subsidiary that is a Designated Guarantor, (f) a CFC or FSHCO, (g) any direct or indirect Subsidiary of a FSHCO or CFC, (h) any Non-Wholly-Owned Subsidiary and (i) any Subsidiary of the German Borrower (except to the extent such Subsidiary is a Designated Guarantor).

Notwithstanding the foregoing, in no event shall any Subsidiary of a Borrower that owns or exclusively licenses or holds exclusive rights in any Intellectual Property that is material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole, constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under the keepwell provisions in the Domestic Guarantee and Collateral Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the relevant Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), (d) any withholding Taxes imposed under FATCA, (e) any Tax to be withheld or deducted on account of Tax imposed by Germany in respect of a payment to a Lender that could have been made without any such withholding or deduction if the Lender had been a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement, or any published practice or published concession of any relevant Tax authority, and (f) any Taxes solely imposed under Section 10 of the German Defence against Tax Havens Act (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb (Steueroasen-Abwehrgesetz)); and (g) any Bank Levy.

“Existing Convertible Indebtedness” means the 3.75% Convertible Senior Notes due September 15, 2030, issued by Holdings pursuant to an indenture dated September 19, 2025 by and between Holdings and U.S. Bank Trust Company, National Association, as trustee.

“Existing Credit Agreement” means the Credit Agreement, dated as of July 18, 2022 (as amended, restated, amended and restated, supplemented or modified from time to time), among the Borrowers, Holdings and Wells Fargo Bank, National Association as administrative agent.

“Existing Revolving Borrowings” has the meaning set forth in Section 2.22(f).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means (i) that certain Agent Fee Letter dated May 1, 2026 between JPMorgan and the US Borrower and (ii) that certain Upfront Fee Letter dated May 1, 2026 between JPMorgan and the US Borrower.

“Financial Covenants” has the meaning specified in Section 6.14.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Borrowers, as the context requires.

“Fitch” means Fitch Ratings Inc.

“Fixed Amounts” has the meaning specified in Section 1.10(c).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, EURIBOR Rate, each Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Term SOFR Rate, EURIBOR Rate, each Daily Simple RFR and the Central Bank Rate shall be 0.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) or debt obligations (i) of one or more CFCs or (ii) of Subsidiaries described in clause (i).

“GAAP” means generally accepted accounting principles in the United States of America.

“German Borrower” has the meaning specified in the introductory paragraph hereof.

“German Borrower Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the German Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the German Borrower thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include

(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the German Borrower under any Loan Document and (b) the obligation of the German Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the German Borrower.

“German Borrower Sublimit” means $50,000,000.

“German Borrower Collateral Agreement” means a US law governed security agreement in respect of the Intellectual Property owned by the German Borrower, among the German Borrower and the Administrative Agent, together with all supplements thereto.

“German Collateral Documents” means (a) a share pledge agreement (Verpfändung von Geschäftsanteilen/Aktien) over the Equity Interests in the German Borrower governed by the laws of the Federal Republic of Germany and entered into by Holdings in favor of the Administrative Agent, (b) the German Intellectual Property Assignment Agreement and (c) the German Borrower Collateral Agreement.

“German Intellectual Property Assignment Agreement” means an intellectual property assignment agreement in respect of the Intellectual Property owned by the German Borrower governed by the laws of the Federal Republic of Germany.

“German Non-Cooperative Jurisdiction” means a “non-cooperative tax jurisdiction” (nicht kooperatives Steuerhoheitsgebiet) as set out in the respective legislative decree (Rechtsverordnung) referred to in Section 3 of the German Defence against Tax Havens Act

(Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb (Steueroasen-Abwehrgesetz)) as amended from time to time.

“German Non-Cooperative Jurisdiction Lender” means a Lender resident (within the meaning of Section 2(2) of the German Defence against Tax Havens Act (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb (Steueroasen-Abwehrgesetz))) in a German Non-Cooperative Jurisdiction.

“German Qualifying Lender” means in respect of interest payable by a German Borrower, a Lender (other than a German Non-Cooperative Jurisdiction Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) lending through a lending office in Germany; or (b) a German Treaty Lender.

“German Security Interest” has the meaning specified in Section 8.02(d)(i)(A)(1). “German Secured Party” has the meaning specified in Section 8.02(d)(i)(A)(2). “German Subsidiary” means any Subsidiary incorporated or established in Germany. “German Treaty Lender” means a Lender which (i) is treated as a resident of a German

Treaty State for the purposes of the relevant German Treaty; (ii) does not carry on a business in Germany through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any other conditions which must be fulfilled under the relevant German Treaty by residents of the relevant German Treaty State for such residents to obtain full exemption from Tax imposed by Germany on interest (subject to the completion of any procedural formalities).

“German Treaty State” means a jurisdiction (other than a German Non-Cooperative Jurisdiction) having a double taxation agreement (a “German Treaty”) with Germany, which makes provision for full exemption from Tax imposed by Germany on interest.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” has the meaning specified in the introductory paragraph hereof.

“Huntsville Property” means the fee simple interest in the real property owned by the US Borrower generally described as 901 Explorer Blvd NW, Huntsville, AL, 35806, which is referred to collectively as Huntsville Tax Parcel Numbers 16-01-01-0-000-006.001, 17-03-06-0-000-007.000, 16-01-01-0-000-002.000 and 16-01-01-0-000-001.000.

“Immaterial Domestic Subsidiary” means, on any date, any direct or indirect Domestic Subsidiary of Holdings that (a) both (i) contributed less than five percent (5%) of the total revenue of Holdings and its Domestic Subsidiaries during the most recently completed Reference Period and (ii) as of the applicable date of determination, has assets that constitute less than five percent (5%) of the aggregate net book value of the consolidated total assets of Holdings and its Domestic Subsidiaries as of the last day of the most recently completed Reference Period prior to such date (each of which calculations, for any Immaterial Domestic Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a Pro Forma Basis as if such Domestic Subsidiary were in existence or acquired on such date) and

(b) does not own any other Subsidiaries (other than Excluded Subsidiaries); provided that if either (i) the total assets of all Immaterial Domestic Subsidiaries, taken as a whole, as of the last day of the most recently completed Reference Period prior to such date, is greater than ten percent (10%) of the aggregate net book value of the consolidated total assets of Holdings and its Domestic Subsidiaries on such date or (ii) the total revenue of the Immaterial Domestic Subsidiaries, taken as a whole, for the most recently completed Reference Period is greater than ten percent (10%) of the total revenue of Holdings and its Domestic Subsidiaries for such period, then the US Borrower shall designate in writing and cause one or more Domestic Subsidiaries (other than a Domestic Subsidiary that is an Excluded Subsidiary under clause (b), (c), (d), (f) or

(g) of the definition thereof) to become Domestic Subsidiary Guarantors and comply with the requirements of Section 5.10 until the total assets and total revenue of the Immaterial Domestic Subsidiaries, taken as a whole, constitutes less than such amounts set forth in clauses (i) and (ii). Notwithstanding the foregoing, in no event shall any Domestic Subsidiary be designated as an Immaterial Domestic Subsidiary if it (x) is an obligor or guarantor of any Junior Indebtedness or

(y) owns the Equity Interests of (A) a Domestic Subsidiary that is not an Immaterial Domestic Subsidiary or (B) a Designated Guarantor.

“Incremental Cap” means, as at the date of determination, an aggregate principal amount not to exceed $150,000,000 so long as the Borrowers are in pro forma compliance with the Financial Covenants (with the Financial Covenants being tested as if the applicable Incremental Revolving Facility is fully drawn).

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the US Borrower, among the US Borrower, the Administrative Agent and one or more Incremental Revolving Lenders, establishing Incremental Revolving Facilities and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Incremental Revolving Facility” has the meaning specified in Section 2.22(a).

“Incremental Revolving Lender” means a Lender under an Incremental Revolving Facility or with an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” has the meaning specified in Section 2.22(a). “Incurrence-Based Amounts” has the meaning specified in Section 1.10(c). “Indebtedness” of any Person means, without duplication, (a) all obligations of such

Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) [reserved], (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) current trade and accounts payable incurred in the ordinary course of business and (y) all payment obligations under non-competition, earn-out or similar agreements until such obligations become a liability on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, (i) no Permitted Bond Hedge Transaction shall constitute Indebtedness of Holdings or any Subsidiary thereof,

(ii) no obligations of Holdings under any Permitted Warrant Transaction shall constitute Indebtedness and (iii) outstanding indebtedness of the US Borrower and its Restricted Subsidiaries in connection with a Permitted Receivables Financing shall not constitute Indebtedness. For purposes hereof, the amount of any Permitted Convertible Indebtedness or Existing Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(c). “Ineligible Institution” has the meaning assigned to it in Section 9.04(b). “Information” has the meaning assigned to it in Section 9.12.

“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intellectual Property” has the meaning set forth in the Domestic Guarantee and Collateral Agreement or German Collateral Documents, as the context requires.

“Intercompany Subordination Agreement” collectively, (a) that certain Intercompany Subordination Agreement, dated as of the date hereof, by and among the Borrowers and the other Restricted Subsidiaries party thereto and (b) each other supplement delivered in connection therewith.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the applicable Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing denominated in Dollars or Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, (a) any purchase or other acquisition by the Borrowers or any Restricted Subsidiary of any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person,

(b) the purchase or other acquisition (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the assets of, or of a division, line of business or other business unit of, any other Person and

(c) any loan, advance or capital contribution to, or Guarantee of Indebtedness of, or purchase or other acquisition of any Indebtedness of, any other Person by the Borrowers or any Restricted Subsidiary; provided that the term “Investment” shall not include, in the case of the Borrowers and the Restricted Subsidiaries, intercompany loans, advances and other Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the original cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal or payment of interest in the case of any Investment in the form of a loan, advance or purchase or other acquisition of Indebtedness and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment); provided that the amount of any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan, Citibank, N.A., Bank of Montreal, Chicago Branch and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Junior Indebtedness” means, with respect to Holdings and its Subsidiaries, any

(a) Subordinated Indebtedness, (b) Indebtedness secured by Liens that are junior to the Liens securing the Secured Obligations and (c) unsecured Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of

Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LCA Test Date” has the meaning assigned thereto in Section 1.08(a).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. A Letter of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01C, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of

Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the applicable Borrower, and notified to the Administrative Agent.

“Leverage Ratio Covenant” has the meaning assigned to it in Section 6.12.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, at any time, the sum of (a) Unrestricted Cash and Cash Equivalents of the Loan Parties at such time plus (b) Availability at such time.

“Liquidity Covenant” has the meaning assigned to it in Section 6.14.

“Limited Condition Acquisition” means any Permitted Acquisition that is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Revolving Credit Note, the Security Documents, the Fee Letters, the Intercompany Subordination Agreement, letter of credit applications, intellectual property security agreements, and any agreements entered into in connection with the commercial lending facility made available hereunder by the Borrowers or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications, joinders or supplements thereto or waivers thereof and any agreements between the Borrowers and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrowers and such Issuing Bank in connection thereunder and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means, collectively, Holdings, the US Borrower, the German Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction or the repair, replacement or maintenance of existing capital assets) by a Loan Party and its Restricted Subsidiaries, in each case, to maintain, preserve and keep the plants, properties and equipment necessary to the proper conduct of their business in reasonably good repair, working order and condition.

“Margin Stock” means margin stock within the meaning of Regulation T, Regulation U and Regulation X, as applicable.

“Material Acquisition” means any Acquisition by the Borrowers or any Restricted Subsidiary for which the aggregate consideration exceeds $25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrowers and their respective Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform any of their Obligations or (c) the rights and remedies of the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person (other than (x) intercompany Indebtedness among any of Holdings and/or its Subsidiaries or (y) the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and their Subsidiaries, in each case, in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrowers or any of their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the applicable Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, on any date, any direct or indirect Subsidiary of Holdings that both (a) contributed more than five percent (5%) of the total revenue of all direct or indirect Subsidiaries of Holdings during the most recently completed Reference Period and (b) as of the applicable date of determination, has assets that constitute more than five percent (5%) of the aggregate net book value of the consolidated total assets of all direct or indirect Subsidiaries of Holdings as of the last day of the most recently completed Reference Period prior to such date (each of which calculations, for any Material Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a Pro Forma Basis as if such Subsidiary were in existence or acquired on such date).

“Maturity Date” means the date that is the earlier of (a) five (5) years after the Effective Date and (b) the date that is 91 days prior to the final maturity date of the Existing Convertible Indebtedness, unless such Indebtedness has been repaid, refinanced or defeased in full on or prior to such date; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, all cash and cash equivalents received by any Loan Party or any of its Subsidiaries therefrom (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds),

(ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event,

(C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Loan Party or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (b) with respect to any issuance of Indebtedness (including issuance of any Permitted Convertible Indebtedness), the gross cash proceeds received by any Loan Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith and, in the case of Permitted Convertible Indebtedness, net of the payment of the premium for any related Permitted Bond Hedge Transaction (as offset by the proceeds, if any, received by Holdings from the issuance or sale of any substantially concurrently executed Permitted Warrant Transactions). For the avoidance of doubt, any proceeds received upon the settlement, termination or unwind (whether optional or mandatory) of any Permitted Bond Hedge Transaction or any proceeds received from the sale of any Permitted Warrant Transaction shall be deemed not to give rise to “Net Cash Proceeds” hereunder.

“New Project” shall mean (a) each facility, branch, office or business unit which is either a new facility, branch, office or business unit or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch, office or business unit owned by the US Borrower or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering to the extent such business unit commences operations or such product line or information technology is offered or each expansion (in one or a series of related transactions) of business into a new market.

“Non-U.S. Administrative Agent” means J.P. Morgan SE (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Non-Wholly-Owned Subsidiary” means any Subsidiary of the Borrowers that is not Wholly-Owned.

“Nord A&R Factoring Facility Agreement” means that certain Receivables Purchase and Servicing Agreement dated as of December 19, 2023 entered into, between, inter alios, the German Borrower, as Seller 1, Adtran Networks North America, Inc., as Seller 2 and the US

Borrower, as Seller 3, Holdings, as Guarantor and Norddeutsche Landesbank – Girozentrale, as Note Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Notice of Intent to Cure” has the meaning assigned to it in Section 7.03.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, the US Borrower Obligations and the German Borrower Obligations.

“Original Letter of Credit Account Party” has the meaning assigned to such term in Section 2.06(a).

“Original Letter of Credit Agreements” has the meaning assigned to such term in Section 2.06(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 103% of the LC Exposure as of the date of such payment), (c) the payment in full in cash of the accrued and unpaid fees, (d) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than contingent obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon and (e) the termination of all Commitments.

“Parallel Debt” has the meaning assigned to it in Section 9.20.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to it in Section 9.16. “Payment” has the meaning assigned to it in Section 8.06(c). “Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition that meets all of the following requirements, which in the case of a Limited Condition Acquisition shall be subject to Section 1.08:

(a)
no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;
(b)
in the case of a merger with, or purchase or other acquisition of the Equity Interests of another Person, the board of directors (or equivalent governing body) of the respective Person or business to be acquired shall have approved such Acquisition and such Acquisition shall not be in connection with a “hostile takeover” or proxy fight or similar transaction, and the Person or business to be acquired shall be in a line of business permitted pursuant to Section 6.03 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of Holdings and its Subsidiaries as conducted immediately prior to such Acquisition or permitted pursuant to Section 6.03;
(c)
if such Acquisition is a merger or consolidation, a Borrower or a Subsidiary of a Borrower shall be the surviving Person, and such surviving Person shall become, if required, a Domestic Subsidiary Guarantor in accordance with Section 5.10 (within the periods contemplated thereby), and no Change in Control shall have been effected thereby;
(d)
for any Material Acquisition (or series of related Material Acquisitions), the US Borrower shall have given to the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice of such Material Acquisition which notice shall describe in reasonable detail the principal terms and conditions of such Material Acquisition and the proposed closing date thereof;
(e)
immediately after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, (i) the Consolidated Senior Secured Net Leverage Ratio, calculated on a Pro Forma Basis (based on the most recently completed Reference Period) shall be at least 0.25 to 1.00 below the then applicable ratio set forth in Section 6.12 and (ii) with respect of any Material Acquisition, no later than three (3) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the US Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating compliance with the requirements of clause (i);
(f)
with respect of any Material Acquisition, no later than three (3) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent) the US Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Material Acquisition, (ii)(A) provided a customary due diligence package (including a pro forma balance sheet and income statement and, to the extent available, a quality of earnings report with respect to such proposed Material Acquisition and (B) delivered to the Administrative Agent the material acquisition documentation (including the acquisition agreement and related schedules) and (iii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such Material Acquisition; and

(g)
with respect to any Acquisition (or series of related Acquisitions) to be consummated (i) prior to either the ADVA Equity Purchase or Holdings obtaining ownership of at least 90% of the Equity Interests of the German Borrower, the US Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of such Acquisition if the Permitted Acquisition Consideration for such Acquisition (or series of related Acquisitions) exceeds $50,000,000; provided that, the consent of the Required Lenders shall not be required pursuant to this clause (i) with respect to an Acquisition funded solely with the proceeds of a sale of the Huntsville Property or an Asset Disposition in respect of Oscilloquartz Finland Oy so long as at the time of the consummation of such Acquisition, Liquidity is greater than the sum of (I) the Tender Redemption Price and (II) $50,000,000 and (ii) during a Springing Covenant Period, the US Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of such Acquisition if the Permitted Acquisition Consideration for such Acquisition (or series of related Acquisitions) exceeds

$25,000,000.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of Holdings, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable documentation executed by the applicable Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

"Permitted ADVA Tender" means the purchase by Holdings or any of its Subsidiaries of the outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of August 9, 2023, including through an open market purchase or through a tender pursuant to § 5 para. 1 of the DPLTA or otherwise.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to Holdings’ common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings) purchased by Holdings or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness, as may be amended in accordance with its terms, and settled in common stock of Holdings (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from Holdings from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by Holdings in connection with the issuance of any Permitted Convertible Indebtedness (and any Permitted Refinancing Indebtedness thereof); provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Holdings in good faith).

“Permitted Convertible Indebtedness” means (a) Existing Convertible Indebtedness and/or (b)(1) unsecured Indebtedness of Holdings that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by Holdings in good faith) and (ii) is convertible into or exchangeable for shares of common stock of Holdings (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings and (2) any guarantee by any Loan Party of Indebtedness of Holdings described in clause (b)(1); provided that such Permitted Convertible Indebtedness under clause (b)(1) is permitted to be incurred under Section 6.01(x).

“Permitted Encumbrances” means:

(a)
Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including Liens incurred or deposits made in order to comply with the German Act on Partial Retirement (Altersteilzeitgesetz) or the German Social Security Code Part IV (Sozialgesetzbuch IV));
(d)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and Liens consisting of security deposits in connection with leases, utility services and similar transactions entered into by any Loan Party or any Subsidiary of a Loan Party in the ordinary course of business;
(e)
judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any of their respective Subsidiaries;
(g)
leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrowers or any of their respective Subsidiaries;
(h)
Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions (including Liens arising under the general terms and conditions of banks or savings banks in Germany (Allgemeine Geschäftsbedingungen von Banken oder Sparkassen));
(i)
Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(j)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;
(k)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and
(l)
Liens granted under the Existing Credit Agreement, to the extent that such Liens are discharged simultaneously with repayment of all amounts under the Existing Credit Agreement.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)
investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)
money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)
solely with respect to any Subsidiary domiciled outside the United States, substantially equivalent investments to those described in clauses (a) through (d) above which are reasonably comparable in tenor and credit quality (taking into account the jurisdiction where such Subsidiary conducts business) and customarily used in the ordinary course of business by similar companies for cash management purposes in any jurisdiction in which such Person conducts business (it being understood that such investments may be denominated in the currency of any jurisdiction in which such Person conducts business).

“Permitted Pooling Arrangements” means cash management, treasury, depository and cash pooling arrangements, including physical cash concentration, zero-balance cash pooling, notional cash pooling, target-balancing, sweeping, netting, set-off, intercompany current account and similar arrangements (I) among and between the US Borrower and/or its Subsidiaries (“US Pooling Arrangements”) or (II) among and between the German Borrower and/or its direct ‘first-tier’ Subsidiaries and Adtran Networks North America Inc. (“German Pooling Arrangements”), together with related and ancillary documentation customarily entered into in connection therewith, so long as (i) such arrangements are entered into on terms consistent with customary treasury-management practices, (ii) such arrangements are entered into solely for the purpose of generating or otherwise optimizing interest and other investment income and (iii) any accounts holding funds of a Permitted Pooling Arrangement shall (x) either be held by a Loan Party or subject to an Account Control Agreement, as applicable, and (y) located in the United States, the United Kingdom, Germany, Canada, any member state of the European Union, Australia, New Zealand or any other jurisdiction reasonably acceptable to the Administrative Agent; provided that, (A) no US Pooling Arrangement shall include the German Borrower or any Subsidiary of the German Borrower and (B) no German Pooling Arrangement shall include Holdings, the US Borrower or any Subsidiary of the US Borrower; provided further that no Foreign Subsidiary shall participate in a US Pooling Arrangement unless it is a Loan Party or a pledge of at least 65% of the Equity Interests of such Foreign Subsidiary (notwithstanding whether such Foreign Subsidiary is an Excluded Subsidiary) has been delivered in favor of the Administrative Agent (provided that if the pledgor is not a Loan Party, such pledge shall be limited in recourse to solely such pledged Equity Interests).

“Permitted Receivables Financing” means one or more accounts receivable securitization, receivables financing program, receivables purchase program or other monetization facilities established by a Receivables Subsidiary or one or more of a Borrower or its Subsidiaries, whereby a Borrower or one or more of its Subsidiaries shall sell, contribute, assign or otherwise transfer Receivables Related Assets, or interests therein, directly (or indirectly through a Borrower or its Subsidiaries to such Receivables Subsidiary, including an initial sale, contribution, assignment or other transfer to a Borrower or a Subsidiary of a

Borrower and then to such Receivables Subsidiary, and the Receivables Subsidiary in turn shall sell, contribute, assign, pledge or otherwise transfer such Receivables Related Assets) to buyers, purchasers or lenders (or shall otherwise borrow against such Receivables Related Assets), so long as (a) except as set forth in clause (b) of this definition, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Financing shall be guaranteed by a Borrower or any of its Subsidiaries (other than the Receivables Subsidiary),

(b) there shall be no recourse or obligation to Holdings or any of its Subsidiaries (other than the Receivables Subsidiary) other than pursuant to representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings (which shall exclude any guarantees of principal of, and interest on such Permitted Receivables Financing) entered into in connection with such Permitted Receivables Financing that in the reasonable opinion of the US Borrower are customary for securitization transactions or the servicing of Receivables Related Assets and (c) none of Holdings nor any of its Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Financing, except as set forth in clause (b) of this definition.

“Permitted Receivables Sale Transaction” means customary receivables sale transactions or factoring arrangements involving the sale of Receivables Related Assets that is structured as a “true sale”, without recourse to Holdings and its Subsidiaries (except for customary representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings made in connection therewith or as is otherwise customary (as determined by the US Borrower in good faith) for such transactions) to a counterparty pursuant to an accelerated payment program that is not entered into as part of an accounts receivable securitization transaction (including any Permitted Receivables Financing) or any revolving credit or term loan financing transaction and that provides for payment to a Borrower or one of its Subsidiaries on account of such Receivables Related Assets prior to the date that such Receivables Related Assets would otherwise be due. Notwithstanding the foregoing, the Nord A&R Factoring Facility Agreement shall constitute a Permitted Receivables Sale Transaction.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest (including any interest paid in kind) and premium thereon (except that in the case of any convertible indebtedness (including any Permitted Convertible Indebtedness) “premium” shall not include the conversion value of such instrument in excess of its principal amount), make-whole amounts or penalties thereon, defeasance costs, underwriting discounts plus other reasonable amounts paid, and fees, commissions and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness, but excluding any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments); (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement (other than Persons which become Loan Parties concurrently with the issuance, incurrence or obtaining of such Refinancing Indebtedness); (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; and

(f) with respect to Refinancing Indebtedness incurred to refinance (A) Permitted Convertible Indebtedness, (B) Indebtedness incurred pursuant to Section 6.01(x) in excess of an aggregate principal amount of $30,000,000 or (C) any Permitted Refinancing Indebtedness incurred to refinance the Indebtedness referred to in the immediately foregoing clauses (A) or (B) or this clause (C), the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to Holdings and its Subsidiaries than those in the Refinanced Indebtedness (taken as a whole) (except for covenants or other provisions (x) applicable only to periods after the Maturity Date at the time of such refinancing or (y) as are incorporated into the Loan Documents, which shall be subject to automatic removal if and when removed from such Refinancing Indebtedness or in the event such Refinancing Indebtedness is paid off or discharged, as applicable (which may be accomplished pursuant to an amendment signed by the US Borrower and the Administrative Agent). For the avoidance of doubt, (i) Permitted Convertible Indebtedness that meets the foregoing requirements may also constitute Permitted Refinancing Indebtedness and (ii) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, (A) neither any settlement upon conversion or exchange of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from constituting Permitted Refinancing Indebtedness and (B) such Permitted Convertible Indebtedness may be guaranteed by any Loan Party (notwithstanding clause (d) of this definition).

“Permitted Tax Distributions” means, for any taxable period ending after the Effective Date for which a Borrower is properly treated as a member of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state or local income Tax purposes (a “Tax Group”) of which a parent company is the common parent, distributions used to pay U.S. federal, state and local income Taxes of such Tax Group that are attributable to the taxable income of a Borrower and its applicable Subsidiaries; provided that, for each such taxable period, (i) the amount of such payments made in respect of such taxable period in the aggregate

(A) shall not exceed the lesser of (x) the amount of such income Taxes that a Borrower and its applicable Subsidiaries would have been required to pay for such taxable period if they had been a stand-alone corporation or Tax Group for all taxable periods ending after the Effective Date, reduced by any payments paid or to be paid directly by a Borrower or its Subsidiaries with respect to such Taxes and (y) the actual Tax liability of the Tax Group and (B) shall be reduced by any payments paid or to be paid directly by a Borrower or its Subsidiaries with respect to such Taxes; and, provided, further, that no amount attributable to the income or operations of any Unrestricted Subsidiary shall constitute a Permitted Tax Distribution unless a Borrower or a Restricted Subsidiary shall have received a corresponding payment of like amount from such Unrestricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Holdings’ common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings) sold by Holdings substantially concurrently with any purchase by Holdings or a Subsidiary thereof of a Permitted Bond Hedge Transaction, as may be amended in accordance with its terms, and settled in common stock of Holdings (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Holdings in good faith).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative

Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Process Agent” has the meaning assigned to such term in Section 9.09(f).

“Pro Forma Basis” means:

(a)
for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that (i) such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, (ii) there shall be included in determining Consolidated EBITDA for such period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by Holdings or any Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by Holdings or such Subsidiary during such period, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition) and

(iii) there shall be excluded in determining Consolidated EBITDA for such period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by Holdings or any Subsidiary during such period in connection with a Specified Disposition or discontinuation of operations, based on the Disposed EBITDA of such disposed entity or business or discontinued operations for such period (including the portion thereof occurring prior to such disposition or discontinuation); provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA; and

(b)
in the event that Holdings or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid, under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Reference Period or (ii) subsequent to the end of the applicable Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable Reference Period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate”, for the purposes of the Consolidated Fixed Charge Coverage Ratio of Section 6.11 or the Consolidated Senior Secured Net Leverage Ratio for purposes of Section 6.12 (other than for the purpose of determining compliance with the Financial Covenants on a Pro Forma Basis as a condition to taking any action under this Agreement), the Specified Transactions that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal, auditing and other professional fees and listing fees.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrowers or their respective Controlling Person or any of their respective Subsidiaries while in possession of the financial statements provided by the Borrowers under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Receivables Related Assets” means accounts receivable (whether now existing or arising in the future) of a Borrower or any of its Subsidiaries (other than any Receivables Subsidiaries) arising in the ordinary course of business from the sale of goods, leases of goods or rendition of services, including any thereof constituting or evidenced by chattel paper, instruments, accounts (as defined in the UCC) or general intangibles, and any assets related thereto (including, without limitation, all contracts and contract rights, all records and bank accounts, all collateral, all general intangibles, documents, instruments and records, and all guarantees related thereto) and all proceeds and rights (contractual and other) thereof, in each case that are customarily transferred or in respect of which security interests are customarily granted in connection with a securitization, factoring, receivables facility or similar monetization of such assets.

“Receivables Subsidiary” means a Wholly-Owned Subsidiary of a Borrower that has been established as a bankruptcy remote special purpose entity for the limited purpose of acquiring and financing Receivables Related Assets under a Permitted Receivables Financing and that shall not engage in any activities other than in connection with a Permitted Receivables Financing.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of Holdings and its Subsidiaries have been delivered to the Administrative Agent hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, or (4) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” means the U.S. Dollar Facility Register and/or Eurocurrency Sub-Facility Register, in each case as defined in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency,

(a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, or (iii) with respect to any RFR Borrowing denominated in Dollars or Euros, the applicable Daily Simple RFR, in each case, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Required Lenders” means, subject to Section 2.20, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and

(y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of a Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person, a Financial Officer or any other officer or director of such Person designated in writing by the applicable Borrower or such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Debt” means (x) any Indebtedness of the type described in clause (a) or (b) of the definition of “Indebtedness” of the Borrowers or any of their respective Restricted Subsidiaries that is contractually subordinated in right of payment to the Obligations and (y) any Junior Indebtedness, in all cases other than Indebtedness among the Borrowers or any Restricted Subsidiary.

“Restricted Debt Payments” has the meaning set forth in Section 6.07(b).

“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Loan Party or any Subsidiary thereof, or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Loan Party or any Subsidiary thereof on account of such Equity Interests.

“Restricted Subsidiary” means any existing or future direct or indirect subsidiary of the Borrowers, in each case, other than any Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning set forth in Section 2.22(f).

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Borrowing” means Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Credit Note” means a promissory note made by the US Borrower or the German Borrower, as applicable, in favor of a Lender evidencing the Revolving Loans made by such Lender, (i) in the case of the US Borrower, substantially in the form attached as Exhibit D and (ii) in the case of the German Borrower, substantially in the form attached as Exhibit E, and any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

“Revolving Loan” means a U.S. Dollar Facility Revolving Loan and/or a Eurocurrency Sub-Facility Revolving Loan, as applicable, made pursuant to Section 2.01.

“RFR” means, for any RFR Loan denominated in Dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR. “S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia Regions of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Bilateral Letter of Credit Facility” means any bilateral letter of credit facility or facility for bank guarantees issued by the Bilateral L/C Issuer for the account of the US Borrower or any of its Subsidiaries outstanding on the Effective Date (and any extensions or renewals thereof); provided that the aggregate principal amount of such bilateral letter of credit facility shall not exceed $15,000,000 at any time.

“Secured Bilateral Letter of Credit Obligations” means all existing or future payment and other obligations owing by the US Borrower or any of its Subsidiaries under any Secured Bilateral Letter of Credit Facility.

“Secured Cash Management Agreement” means (a) any Cash Management Agreement in effect on the Effective Date between or among any Loan Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Effective Date or (b) any Cash Management Agreement entered into after the Effective Date between or among any Loan Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or

(iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into.

“Secured Cash Management Obligations” means all existing or future payment and other obligations owing by any Loan Party or any of its Subsidiaries under any Secured Cash Management Agreement.

“Secured Hedge Agreement” means (a) any Swap Agreement in effect on the Effective Date between or among any Loan Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Effective Date or (b) any Swap Agreement entered into after the Effective Date between or among any Loan Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Swap Agreement is entered into.

“Secured Hedge Obligations” means all existing or future payment and other obligations owing by any Loan Party or any of its Subsidiaries under any Secured Hedge Agreement;

provided that the “Secured Hedge Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Secured Obligations” means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations, (c) any Secured Cash Management Obligations and (d) any Secured Bilateral Letter of Credit Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the holders of any Secured Hedge Obligations, the holders of any Secured Cash Management Obligations, the Bilateral L/C Issuer, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05, any other holder from time to time of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account” shall mean any “securities account” as defined in the UCC in effect in the State of New York from time to time.

“Security Documents” means the collective reference to (a) the Domestic Guarantee and Collateral Agreement, (b) the German Collateral Documents and (c) each Account Control Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) other than in respect of any Person incorporated or established in Germany, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, and (b) with respect to any Person incorporated or established in Germany, on any date of determination, that on such date, (i) such Person is not illiquid (zahlungsunfähig) or overindebted (überschuldet) in accordance with Section 17 InsO or Section 19 InsO (ii) such Person has not initiated any insolvency proceedings under self-administration (Eigenverwaltung) advised and supervised by an insolvency trustee (Sachwalter) appointed by the Insolvency Court and (iii) such Person has not initiated a preinsolvency restructuring under the Stabilization and Restructuring Framework for Companies (Gesetz über den Stabilisierungsund Restrukturierungsrahmen für Unternehmen (StaRUG)). For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of the Threshold Amount.

“Specified Event of Default” means an Event of Default under any of Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i).

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition and (c) the Transactions.

“Springing Covenant Event” means the ADVA Equity Purchase.

“Springing Covenant Period” means the fiscal quarter in which a Springing Covenant Event occurs and the three (3) consecutive quarterly Reference Periods thereafter.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by Holdings or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity (i) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date,

(ii) of which securities or other ownership interests representing more than 50% of the equity, more than 50% of the economic interests or rights to receive distributions, dividends or proceeds upon liquidation, or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, or (iii) that is, as of such date, otherwise controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent (whether through ownership of voting securities, by contract, through board representation, veto rights, call or put rights, profit-sharing arrangements or otherwise). Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the US Borrower or the German Borrower.

“Subsidiary Guarantors” means, collectively (a) the Domestic Subsidiary Guarantors and (b) each other Subsidiary of Holdings that may be designated by the US Borrower from time to time (by way of delivering to the Administrative Agent the documents required to be delivered pursuant to, and subject to the conditions set forth in, Section 5.10), with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), to be a guarantor or borrower in respect of the Secured Obligations and the obligations in respect of the Loan Documents (a “Designated Guarantor”); provided that, if any such Designated Guarantor is a Foreign Subsidiary, the guarantees, security interests and other credit support to be provided by such Foreign Subsidiary, and the form and substance of any local law Loan Documents required in connection therewith, shall be determined by the US Borrower and the Administrative Agent acting reasonably and in good faith, taking into account applicable legal, regulatory, tax, financial assistance, corporate benefit, capital maintenance, fiduciary and other limitations under the laws of the applicable jurisdiction; provided further that, no Designated Guarantor shall be released as a Subsidiary Guarantor hereunder except pursuant to Section 9.21.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (i) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their respective Subsidiaries,

(ii) no Permitted Bond Hedge Transaction and (iii) no Permitted Warrant Transaction, in each case, shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any Swap Agreement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B attached hereto or (ii) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Effective Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lenders” means JPMorgan (or any of its designated branch offices or affiliates), in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05. All Swingline Loans shall be denominated in Dollars.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), VAT, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Redemption Price” means an amount equal to (i) the aggregate redemption value of the outstanding Equity Interest of ADVA not owned by as reported in financials statement of Holdings and its Subsidiaries for the most recently ended fiscal quarter, less (ii) the aggregate amount of redemptions during the current fiscal quarter, in each case, as set forth in reasonable detail on a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate or the EURIBOR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of

“Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Threshold Amount” means $30,000,000.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the EURIBOR Rate, the Alternate Base Rate or Daily Simple RFR.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UKPTIL” has the meaning assigned to such term in Section 3.12.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, with respect to any Person, the sum of all cash and cash equivalents of such Person that (a) do not appear or would not be required to appear as “restricted” on the financial statements of such Person (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than the Administrative Agent under the Loan Documents and Liens constituting Permitted Encumbrances in favor of any depository bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account, (c) are assets of such Person, and (d) are not otherwise unavailable to such Person.

“Unrestricted Subsidiary” means any existing or subsequently acquired or organized subsidiary which the US Borrower may elect to designate as an “unrestricted subsidiary”, with customary limitations pursuant to Section 5.11.

“US Borrower” has the meaning specified in the introductory paragraph hereof.

“US Borrower Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties (other than the German Borrower) arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Loan Parties or any Affiliate (in all cases, other than the German Borrower) thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include

(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Loan Parties (other than the German Borrower) under any Loan Document and (b) the obligation of the Loan Parties (other than the German Borrower) to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties (other than the German Borrower).

“U.S. Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“U.S. Dollar Facility Commitment” means with respect to each Lender, its obligation to make U.S. Dollar Facility Revolving Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the heading “U.S. Dollar Facility Commitment” or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate U.S. Dollar Facility Commitments of all Lenders shall be

$350,000,000 on the Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement..

“U.S. Dollar Facility Register” has the meaning assigned to such term in Section 9.04(b). “U.S. Dollar Facility Revolving Loan” means a Loan made pursuant to Section 2.01(a). “U.S. Dollar Facility Revolving Loan Borrowing” means a Borrowing consisting of U.S.

Dollar Facility Revolving Loans of the same Type, and, in the case of Term Benchmark Loans, having the same Interest Period.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday,

(ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Sections 3.17 and 6.10 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by applicable Law to be owned by a Person other than Holdings and/or one or more of its Wholly-Owned Subsidiaries).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement,

(e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Administrative Agent that a Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies a Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to

(i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any of their respective Subsidiaries at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)
Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to a Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to a Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08. Limited Condition Transactions. In the event that the US Borrower notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the US Borrower wishes to test the conditions to such Acquisition and any Indebtedness (other than Revolving Credit Loans) that is to be used to finance such Acquisition in accordance with this Section 1.08, then, so long as agreed to by the lenders providing such Indebtedness, the following provisions shall apply:

(a)
any condition to such Limited Condition Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Indebtedness, shall be satisfied if

(i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition (the “LCA Test Date”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);

(b)
any condition to such Limited Condition Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Acquisition or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCA Test Date, or if such representation speaks as of an earlier date, as of such earlier date and

(ii) as of the date of consummation of such Limited Condition Acquisition, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that Holdings or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Acquisition as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);

(c)
any financial ratio test or condition to be tested in connection with such Limited Condition Acquisition and the availability of such Indebtedness will be tested as of the LCA Test Date, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis where applicable and assuming that all commitments with respect to such Indebtedness are fully funded, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and (ii) if any of such ratios are exceeded or conditions are not met following the LCA Test Date, but prior to the closing of such Limited Condition Acquisition, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of Holdings or the Person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken;
(d)
except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Borrowers are in compliance with the financial covenants set forth in Sections 6.11, 6.12 and 6.13 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested.

Section 1.09. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the US Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

Section 1.10. Certain Calculations and Tests.

(a)
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (including the Financial Covenants) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including the Financial Covenants) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (even if part of the same transaction or, in the case of Indebtedness, the same tranche, as any Incurrence-Based Amounts) shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Amounts, but giving full pro forma effect to any increase in the amount of Consolidated EBITDA resulting from the reliance on the Fixed Amounts. It is further agreed that, in connection with the calculation of any financial ratio applicable to the Incurrence-Based Amounts, such test shall be calculated on a Pro Forma Basis for the incurrence of such Indebtedness (including any Acquisition or Investment consummated concurrently therewith and any other application of the proceeds thereof), but without netting the cash proceeds of such Indebtedness, and in the case of any such Indebtedness constituting revolving Indebtedness or delayed draw Indebtedness, assuming that such Indebtedness is fully drawn.

(b)
It is understood and agreed that any Indebtedness, Lien, Investment, Disposition, Restricted Payment, Restricted Debt Payment or Affiliate transaction need not be permitted solely by reference to one clause or subclause of Section 6.01, 6.02, 6.04, 6.05, 6.07 or 6.08, respectively, but may instead be permitted in part under any combination of clauses or subclauses of such Section, all as classified or, to the extent such alternative classification would have been permitted at the time of the relevant action, reclassified by the US Borrower in its sole discretion at any time and from time to time, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that the credit facilities established hereunder may only be permitted under Section 6.01(a) and secured by Liens permitted pursuant to Section 6.02(a).
(c)
For purposes of determining compliance with this Agreement, (i) the outstanding principal amount of any Indebtedness issued at a price that is less than the principal amount thereof shall be equal, as of any date of determination, to the principal amount thereof that would appear on a consolidated balance sheet of Holdings as of such date prepared in accordance with GAAP and (ii) the accrual of interest, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest or a dividend in the form of additional Indebtedness or additional shares of Equity Interests and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.

Section 1.11. German Terms. In this Agreement:

(a)
“AktG” means the German Stock Corporation Act (Aktiengesetz).
(b)
“AWV” means the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung));
(c)
“InsO” means the German Insolvency Act (Insolvenzordnung);
(d)
“Germany” means the Federal Republic of Germany;
(e)
where it relates to an entity incorporated or established under the laws of Germany and unless the contrary intention appears:
(i)
the “constitutional documents” or “organizational documents” include the relevant entity’s articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), an up-to-date online excerpt from the competent commercial register (elektronischer Abdruck aus dem Handelsregister) and, as applicable, a copy of its list of shareholders (Gesellschafterliste) and any by-laws (Geschäftsordnungen) of any corporate body;

(ii)
“director” or “officer” includes any statutory legal representative(s) (organschaftlicher Vertreter), a managing director (Geschäftsführer or geschäftsführender Direktor) or member of the board of directors (Vorstand); and
(iii)
“merger” includes (without limitation) any corporate measure contemplated by the German Transformation Act (Umwandlungsgesetz) as well as any other corporate act by which several entities are consolidated with the result of one entity becoming the universal legal successor (Gesamtrechtsnachfolger) of the other.

This Agreement is made in the English language. For the avoidance of doubt, the English language version shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German meaning and the underlying German law legal concept shall prevail.

Section 1.12. DPLTA and ADVA PLTA. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, nothing in this Agreement or any other Loan Document shall restrict or prohibit any payment, disposal, investment and/or any other transaction required or necessary under the DPLTA and/or under the ADVA PLTA.

Section 1.13. German listed-company obligations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(a)
nothing in this Agreement or any other Loan Document shall restrict or prohibit the German Borrower, for so long as any of its Equity Interests are admitted to trading on a stock exchange or other trading venue, from making any publication, announcement, notification, filing or disclosure and/or from taking or refraining to take any action or measure, in each case strictly required by the German Borrower in order to comply with mandatory provisions of Regulation (EU) No. 596/2014 on market abuse, the German Securities Trading Act (Wertpapierhandelsgesetz), the AktG, any applicable stock exchange rules or any other applicable capital markets laws or regulations; and
(b)
no action taken by the German Borrower to comply with mandatory shareholder, publication, registration or corporate governance requirements applicable to a listed German company shall constitute a Default or Event of Default solely by reason of such compliance.

ARTICLE 2 THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make, in accordance with such Lender’s Commitment, (a) U.S. Dollar Facility Revolving Loans in Dollars and (b) Eurocurrency Sub-Facility Revolving Loans in Euros, as applicable, to the US Borrower and/or the German Borrower (provided that, in the case of Bank of Montreal, Chicago Branch, the BME German Lender agrees to make Revolving Loans to the German Borrower on behalf of Bank of Montreal, Chicago Branch and its affiliates) from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (x) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment (y) the total Revolving Credit Exposure denominated in Euros exceeding the

Alternative Currency Sublimit or (z) the Revolving Credit Exposure with respect to the German Borrower exceeding the German Borrower Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)
Subject to Section 2.14, each Revolving Borrowing shall be comprised (A) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (B) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of

$1,000,000. At the time that each ABR Revolving Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Revolving Borrowings or RFR Borrowings outstanding.

(d)
Notwithstanding any other provision of this Agreement, the applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Revolving Borrowings. To request a U.S. Dollar Facility Revolving Loan Borrowing or a Eurocurrency Sub-Facility Revolving Loan Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a)(i)(x) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business

Days before the date of the proposed Borrowing, (iii) [reserved], (iv) [reserved], and (v) in the case of an RFR Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be signed by a Responsible Officer of the applicable Borrower and may be conditioned upon the occurrence of another acquisition, investment, restricted payment or repayment of indebtedness (in which case such Borrowing Request may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied); provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)
the Agreed Currency and aggregate amount of the requested Borrowing;
(ii)
the date of such Borrowing, which shall be a Business Day;
(iii)
whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;
(iv)
in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)
the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Revolving Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Borrowers be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate or Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f)), as applicable.

Section 2.04. [Reserved].

Section 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the US Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment or (ii) any Lender’s Revolving Credit Exposure exceeding its Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

(b)
To request a Swingline Loan, the US Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the US Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the US Borrower by means of a credit to an account of the US Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)
The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.
(d)
Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the US Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.

(e)
Any Swingline Lender may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(f)
Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the US Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(e) above.

Section 2.06. Letters of Credit.

(a)
General. Subject to the terms and conditions set forth herein, the Borrowers may request any Issuing Bank to issue Letters of Credit denominated in any Agreed Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of fifty (50) Letters of Credit outstanding; provided that any Letter of Credit denominated in Euros or any other Alternative Currency that Citibank, N.A. or Bank of Montreal, Chicago Branch is not able to issue a Letter of Credit in shall be issued by JPMorgan in its capacity as an Issuing Bank; provided further that any Letters of Credit issued by JPMorgan as Issuing Bank for the account of the German Borrower shall be issued by J.P. Morgan SE; provided further that Bank of Montreal, Chicago Branch may, but shall not be obligated to, issue Letters of Credit to the German Borrower. If (i) any letter of credit has been previously issued by an Issuing Bank, (ii) the reimbursement obligations of the account party (the “Original Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the applicable Borrower pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (iii) after giving effect to the inclusion of such letter of credit as a Letter of Credit hereunder, the provisions of Section 2.06(b) shall not be contravened, (iv) such letter of credit satisfies all of the requirements of a Letter of Credit hereunder, and (v) the conditions of Sections 4.01 and 4.02 are satisfied, then upon the written request (which request shall include a statement that the foregoing requirements (i) through (v), inclusive, have been satisfied) of the applicable Borrower to such Issuing Bank (consented to in writing by such Issuing Bank) and the submission by the applicable Borrower to the Administrative Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Bank) deemed a Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Letter of Credit Agreements”), and such Issuing Bank shall be deemed to have released the Original Letter of Credit Account Party and the applicable Borrower, as applicable, from the Original Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Subsidiary, the applicable Borrower agrees that it shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such letter of credit.

(b)
Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the US Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i)(x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the US Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iv) the Revolving Credit Exposure of all Lenders in all Alternative Currencies shall not exceed the Alternative Currency Sublimit. The US Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrowers shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if:

(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)
the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)
Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e)
Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that

(x) if such LC Disbursement is denominated in Dollars, the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount or (y) if such LC Disbursement is denominated in an Alternative Currency, the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Borrowing denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency, and, in each case, to the extent so financed, the US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)
Obligations Absolute. The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the US Borrower’s obligations hereunder or

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the US Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)
Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the US Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the US

Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)
Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the US Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.
(i)
Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and

(y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the first Business Day after the date that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 105% of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the US Borrower described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the applicable Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option of and in the sole discretion of the Administrative Agent (in consultation with the US Borrower) and at the US Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived.

(k)
Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the US Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the US Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The US Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the US Borrower, and that the US Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this

Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the US Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the US Borrower maintained with the Administrative Agent in New York City and designated by the US Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)
To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be signed by a Responsible Officer of such Borrower and may be conditioned upon the occurrence of another acquisition, investment, restricted payment or repayment of indebtedness (in which case such Interest Election Request may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied); provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c)
Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing or an RFR Borrowing; and
(iv)
if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall the applicable Borrower be permitted to request pursuant to this Section 2.08(c) a CBR Loan (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f), as applicable).

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and unless repaid, (x)(A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing on the last day of the calendar month and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the applicable Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the applicable Borrower shall be deemed to have elected clause (A) above.

Section 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)
The US Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that the German Borrower may at any time terminate, or from time to time reduce, the Commitments with respect to the German Borrower Sublimit; provided further that each reduction of the Commitments shall be in an amount that is an integral multiple of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $5,000,000 (or, if less, the remaining amount of such Commitment) and the applicable Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, any Lender’s Revolving Credit Exposure would exceed its Commitment.
(c)
The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the applicable Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the applicable Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10. Repayment of Loans; Evidence of Debt. (a) The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the US Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding; provided further that the German Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the German Borrower on the Maturity Date.

(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
(f)
If the Administrative Agent notifies the applicable Borrower at any time that the aggregate amount of all Loans and LC Exposure denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the applicable Borrower shall prepay Loans and/or cash collateralize Letters of Credit in accordance with Section 2.06(j), in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
(g)
If at any time the outstanding Revolving Loans exceed the Commitments, the US Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Loans in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding

Swingline Loans, second to the principal amount of outstanding Revolving Loans and third, with respect to any Letters of Credit then outstanding, as a payment of cash collateral into the Collateral Account, for the benefit of the Lenders, in an amount equal to such excess.
(h)
If at any time the outstanding Revolving Loans made to the German Borrower exceed the German Borrower Sublimit, the German Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Loans in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Revolving Loans made to the German Borrower, second to the principal amount of outstanding Swingline Loans and third, with respect to any Letters of Credit then outstanding, as a payment of cash collateral into the Collateral Account, for the benefit of the Lenders, in an amount equal to such excess.
(i)
Prior to the ADVA Equity Purchase, 100% of the Net Cash Proceeds from any Asset Disposition (other than a sale or sale leaseback of the Huntsville Property or an Asset Disposition in respect of Oscilloquartz Finland Oy so long as the proceeds thereof are received by the US Borrower, the German Borrower, or a Loan Party that is a Subsidiary of the US Borrower or the German Borrower) made pursuant to Section 6.04(f) or Section 6.04(v) may be used, so long as Liquidity (on a pro forma basis after giving effect to the application of proceeds) is greater than the sum of (I) the Tender Redemption Price and (II) $50,000,000, to acquire, maintain, develop, construct, improve, upgrade or repair assets or other property of Holdings and its Subsidiaries or to make capital expenditures, Permitted Acquisitions and other Investments permitted hereunder; provided that if such Net Cash Proceeds are not used within twelve (12) months of receipt of such proceeds (or if contractually committed to be reinvested, so reinvested within six (6) months following such twelve (12) month period), such Net Cash Proceeds shall be used to (x) within three (3) Business Days thereafter to repay the outstanding principal amount of the Revolving Loans, without a corresponding reduction of the Commitments or (y) retained to (I) purchase of additional outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries and (II) repay any outstanding Permitted Convertible Indebtedness then due and payable; provided, further, that from and after the consummation of the ADVA Equity Purchase, any Net Cash Proceeds received from any Asset Disposition (other than a sale or sale leaseback of the Huntsville Property or an Asset Disposition in respect of Oscilloquartz Finland Oy) made pursuant to Section 6.04(f) or Section 6.04(v) shall be used upon receipt thereof, to (A) purchase of additional outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries to the extent any such Equity Interests are available to be purchased upon receipt of such Net Cash Proceeds, (B) repay any outstanding Permitted Convertible Indebtedness then due and payable on the date of receipt of such Net Cash Proceeds and (C) repay the outstanding principal amount of the Revolving Loans on the date of receipt of such Net Cash Proceeds, without a corresponding reduction of the Commitments, with remaining Net Cash Proceeds, if any, retained by Holdings or any of its Subsidiaries, as applicable; it being understood that no mandatory prepayment shall be required if (A), (B) or (C) is not applicable on the date such Net Cash Proceeds are received.
(j)
100% of the Net Cash Proceeds from any issuance of Indebtedness not otherwise permitted by this Agreement shall be used within three (3) Business Days thereafter to prepay the outstanding principal amount of the Revolving Loans, if any, without a corresponding reduction of the Commitments.

Section 2.11. Prepayment of Loans. (a) The applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders) of any prepayment hereunder (i)(x) in the case of prepayment of (1) a Term Benchmark Revolving Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (2) an RFR Revolving Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment and (y) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, whether a U.S. Dollar Facility Revolving Loan or a Eurocurrency Sub-Facility Revolving Loan is being prepaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.

Section 2.12. Fees. (a) The US Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate (at the Commitment Fee Rate) on the Dollar Equivalent of the average daily amount of the unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. The commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of

360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

(b)
The US Borrower agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 1.25% per annum on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
The US Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in their Fee Letter. The US Borrower shall pay to the Lenders, without duplication, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
(d)
All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)
The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate or the EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
Each RFR Loan shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.
(d)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)
Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, EURIBOR Rate, or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or
(ii)
the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate or the EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and

(2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars,

(1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00

p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)
Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes (in consultation with the US Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The Administrative Agent will promptly notify the Borrowers and the Lenders of

(i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes,

(iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and

(v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement),

(i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)
Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of a Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

Section 2.15. Increased Costs. (a) If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the EURIBOR Rate);
(ii)
impose on any Lender or Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes,
(B)
Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and
(C)
Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by such Borrower pursuant to Section 2.19 or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19 or

(iv)
the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Withholding of Taxes; Gross-Up.

(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by the Borrowers. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the liability of the German Borrower and its Subsidiaries that are Subsidiary Guarantors under this Section 2.17(d) shall be limited to Indemnified Taxes that are imposed on or attributable to payments made by or on account of obligations of the German Borrower or any of its Subsidiariesunder the Loan Documents (and, for the avoidance of doubt, the German Borrower and its Subsidiaries that are Subsidiary Guarantors shall not be liable under this Section 2.17(d) in respect of any Indemnified Taxes imposed on or attributable to payments made by or on account of obligations of any other Loan Party). A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)
to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS

Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)
VAT:
(i)
All amounts expressed to be payable under any Loan Document by any party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

(ii)
If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(A)
where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)
where the Recipient is the person required to account to the relevant tax authority for the VAT, the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)
Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)
In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.
(v)
Any reference in this Section 2.17(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Lender without liability to any Loan Party which of the following categories it falls into in respect of a German Borrower: (A) a German Qualifying Lender (other than a German Treaty Lender); (B) a German Treaty Lender, or (C) not a German Qualifying Lender. Such new Lender shall also specify, in the documentation which it executes on becoming a Party without liability to any Loan Party, if it is a German Non-Cooperative Jurisdiction Lender. For the avoidance of doubt, any documentation shall not be invalidated by any failure of a Lender to comply with this Section 2.17(i).
(j)
A Lender shall notify the German Borrower as soon as is reasonably practicable if it becomes aware that it has become a German Non-Cooperative Jurisdiction Lender. Upon reasonable request of the German Borrower, each Lender shall as soon as is reasonably practicable confirm its status as a German Qualifying Lender and as a Non-Cooperative Jurisdiction Lender or not a Non-Cooperative Jurisdiction Lender. Furthermore, each Lender (taking into account any duties of confidentiality) shall use reasonable efforts to cooperate with the German Borrower to provide information or documentation that the German Borrower reasonably requires and requests with respect to the German Defence against Tax Havens Act (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb (Steueroasen-Abwehrgesetz)) to avoid any withholding.
(k)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a

Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(l)
Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a)

(i)
Except with respect to principal of and interest on Loans denominated in an Alternative Currency, the applicable Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 2:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder and
(ii)
all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in an Administrative Questionnaire provided by the Administrative Agent to the applicable Borrower from time to time, except payments to be made directly to Issuing Banks or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the applicable Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)
Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from the applicable Borrower that the applicable Borrower will not make such payment or prepayment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

Section 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby but such amendment is approved by at least the Required Lenders, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i) the applicable Borrower shall have received the prior written consent of the Administrative Agent to the extent required by Section 9.04 (and if a Commitment is being assigned, the Issuing Banks and Swingline Lenders to the extent required by Section 9.04), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and

(iii)
in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and

(B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12;

(b)
any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the applicable Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)
the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; provided further that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent.

(d)
if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)
all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and

(y) second, cash collateralize for the benefit of the Issuing Banks only the applicable Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)
if the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the applicable Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’

Applicable Percentages; and

(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)
so long as such Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.20(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, each Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21. [Reserved].

Section 2.22. Incremental Facilities.

(a)
The US Borrower may on one or more occasions, by written notice to the Administrative Agent, increase the aggregate amount of any commitments in respect of Revolving Loans (any such increase, an “Incremental Revolving Facility”; and the loans thereunder, “Incremental Revolving Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap. Each such notice shall specify (x) the date on which the US Borrower proposes that the Incremental Revolving Facility shall be effective and (y) the amount of the Incremental Revolving Facility requested to be established (it being agreed that (1) any Lender approached to provide any Incremental Revolving Facility may elect or decline, in its sole discretion, to provide such Incremental Revolving Facility and (2) any Person that the US Borrower proposes to become an Incremental Revolving Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank (each such approval not to be unreasonably withheld, delayed or conditioned), solely if such approval would be required under Section 9.04(b) for an assignment of Loans of the applicable Class to such Incremental Revolving Lender). Any Incremental Revolving Facility established hereunder shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, in each case, such lesser amount as shall be the remaining portion of the maximum Incremental Revolving Facilities permitted to be established hereunder, or to which the Administrative Agent may reasonably agree).
(b)
The terms and conditions of any Incremental Revolving Facility and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Loans and other extensions of credit made hereunder, and shall be treated as a single Class with such Revolving Loans; provided that, if the US Borrower determines (in its discretion) to increase the interest rate or fees payable in respect of Incremental Revolving Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Loans and other extensions of credit made thereunder, as the case may be; provided further that the US Borrower, at its election, may pay upfront or closing fees with respect to Incremental Revolving Facilities without paying such fees with respect to the other Revolving Loans.
(c)
The Incremental Revolving Facilities shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the US Borrower, each Incremental Revolving Lender providing such Incremental Revolving Facility and the Administrative Agent; provided that no Incremental Revolving Facility shall become effective unless (i) subject to Sections 1.10 and 2.22(i), on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Revolving Facility (and assuming that the full amount of such Incremental Revolving Facility shall have been funded as Loans on such date), no Default shall have occurred and be continuing or would result therefrom, (ii) subject to Sections 1.10 and 2.22(i), on the date of effectiveness thereof and after giving effect to the making of Loans and issuance of Letters of Credit thereunder to be made on such date and the use of proceeds thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) [Reserved], (iv) the US Borrower shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.01 on the Effective Date) by the Administrative Agent in connection with any such transaction and (v) to the extent required to be paid pursuant to agreements entered into by the US Borrower and the applicable Incremental Revolving Lenders or arrangers in respect of any Incremental Revolving Facility, the US Borrower shall have paid (or shall concurrently pay) any applicable upfront, arrangement or similar closing fees due and payable on the date of effectiveness of such Incremental Revolving Commitments. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the US Borrower, to give effect to the provisions of this Section, including any amendments necessary to establish new commitments in respect of Revolving Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new commitments in respect of Revolving Loans may be included in the definition of “Required Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02) or to reflect an increase in any commitments in respect of Revolving Loans and any technical amendments relating thereto. The

Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form or substance of any Incremental Facility Agreement, will not be unreasonably withheld, delayed or conditioned.

(d)
Incremental Revolving Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Revolving Loan) or by any Incremental Revolving Lender. While existing Lenders may (but are not obligated to unless invited to and so elect) participate in any syndication of an Incremental Revolving Facility and may (but are not obligated to unless invited to and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Revolving Facility or Incremental Revolving Loan except to the extent the US Borrower and the arrangers thereof, if any, in their discretion, chose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Revolving Facilities will be made by the US Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.22; provided that the lenders providing the Incremental Revolving Facilities will be reasonably acceptable to (i) the US Borrower, (ii) the Administrative Agent and (iii) solely with respect to any Incremental Revolving Facility, each Issuing Bank (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right under Section 9.04 to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).
(e)
Upon the effectiveness of an Incremental Revolving Facility of any Incremental Revolving Lender, (i) such Incremental Revolving Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Revolving Loans) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Revolving Loans) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Revolving Loans) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Facility, (A) such Incremental Revolving Facility shall constitute (or, in the event such Incremental Revolving Lender already has a Commitment, shall increase) the Commitment of such Incremental Revolving Lender and (B) the aggregate Commitments shall be increased by the amount of such Incremental Revolving Facility, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Facility, the Revolving Exposures and the Applicable Percentages of all the Lenders holding Revolving Loans shall automatically be adjusted to give effect thereto.
(f)
On the date of effectiveness of any Incremental Revolving Facility, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Incremental Revolving Facility shall be deemed to be repaid (on a cashless basis to the extent possible), (ii) each Incremental Revolving Lender that shall have had a Commitment prior to the effectiveness of such Incremental Revolving Facility shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable

Percentage (calculated after giving effect to the effectiveness of such Commitments), multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined) and

(B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Facility), multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, (iii) each Incremental Revolving Lender that shall not have had a Commitment prior to the effectiveness of such Incremental Revolving Commitments shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Facility), multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the difference between (A) the product of

(1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Facility), multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Facility), multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Incremental Revolving Facility, the US Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the US Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Incremental Revolving Facility) and (vii) the US Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings.

(g)
The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the US Borrower referred to in Section 2.22(a) and of the effectiveness of any Incremental Revolving Facility, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Facility, of the Applicable Percentages of the Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.22(e).
(h)
The proceeds of any Incremental Revolving Loans may be used for working capital and other general corporate purposes, including (i) for the purchase of the outstanding shares of the Equity Interests of ADVA, (ii) to refinance any outstanding Permitted Convertible Indebtedness and to pay all fees and expenses in connection therewith and (iii) the financing of Permitted Acquisitions and other Investments permitted hereunder and any other use not prohibited by this Agreement.

Section 2.23. Excess Resulting from Exchange Rate Change. With respect to the Commitments, if on any Revaluation Date following one or more fluctuations in the Exchange Rate of an Alternative Currency against the Dollar, the Total Revolving Credit Exposure exceeds the Commitments, the applicable Borrower shall, within two (2) Business Days of notice from the Administrative Agent (x) make the necessary payments or repayments to reduce such Total Revolving Credit Exposure to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Secured Parties) deposits as continuing collateral security for the Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without limiting the foregoing provisions, the Administrative Agent shall, on the first Business Day of each month or more frequently in the sole discretion of the Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the applicable Borrower such excess exists.

that:

ARTICLE 3 Representations and Warranties

The Loan Parties (as to itself and its Subsidiaries) represent and warrant to the Lenders

Section 3.01. Organization; Powers. Each Loan Party is duly organized or formed,

validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent the concept is applicable in such jurisdiction) in, every jurisdiction where such qualification is required. The German Borrower is a European stock corporation incorporated under the law of the European Union and Germany, having its registered office at Märzenquelle 1-3, 98617 Meiningen OT Dreißigacker (Germany), registered with the Commercial Register (Handelsregister) kept at the local court (Amtsgericht) of Jena with registration number HRB 508155.

Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by each applicable Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and those the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority other than those that could not reasonably be expected to result in a Material Adverse Effect or (ii) the charter, by-laws or other organizational documents of the Loan Parties, (c) will not violate or result in a material default under any indenture, material agreement or other material instrument binding upon each Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by Loan Parties, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Loan Parties.

Section 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended 2025, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year then ended in 2026, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2025 there has been no material adverse change in the business, assets, operations or financial condition of Holdings and its Subsidiaries, taken as a whole.

Section 3.05. Properties. (a) Each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) To the knowledge of the Loan Parties, each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents, trade secrets and other intellectual property rights material to its business as currently conducted. The use thereof by the Loan Parties and the operation of their respective businesses do not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim, litigation or proceeding regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened in writing against a Loan Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, no Person is infringing upon the Intellectual Property rights owned by any Loan Party, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened (in writing) against or affecting any Loan Party or its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,

(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07. Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is required to register as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.09. Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Loan Parties or their Subsidiaries, as applicable, have set aside on their books adequate reserves or (b) to the extent that the failure to file such returns or to pay Taxes could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.11. Disclosure. (a) As of the Effective Date, no written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party or any Subsidiary (other than (i) financial projections, estimates, forecasts and other forward-looking and/or projected information, (ii) information of a general economic or industry nature and/or (iii) third party reports and/or memoranda) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized that such projected financial information is not to be viewed as fact and is subject to significant uncertainties and contingencies many of which are beyond the Borrowers’ control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

(b) As of the Effective Date, to the best knowledge of the Loan Parties, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12. Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person, or any activity that would result in violation of Anti-Corruption Laws or Sanctions. None of (a) the Loan Parties, any Subsidiary, any of their respective directors or officers or employees, or (b) to the knowledge of the Loan Parties, any agent of the Loan Parties or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, or located, organized or resident of a Sanctioned Country. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or Sanctions applicable to any party hereto. Any provision of this Section 3.12 shall not apply to, or be represented or undertaken by, any person if and to the extent that it is or would be unenforceable by or against that person by reason of breach of any applicable Blocking Law.

Section 3.13. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.14. Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.15. Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their respective Subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.16. Solvency. The Loan Parties and their Subsidiaries taken as a whole are Solvent as of the Effective Date.

Section 3.17. Outbound Investment Rules. No Loan Party or any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Loan

Party or any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in any activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE 4 CONDITIONS

Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)
Subject to Section 5.14, the Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement, each Revolving Credit Note, the Security Documents, and the Fee Letters, each signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
(b)
The Administrative Agent shall have received a customary opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Sidley Austin LLP, New York counsel for the Loan Parties, (ii) Sidley Austin (CE) LLP, German counsel for the Loan Parties confirming that (x) the German Borrower is validly existing and that it has the capacity and has been duly authorised to execute this Agreement and (y) no consent or authorisation is required from any governmental department or other authority of Germany for the valid execution by the German Borrower of this Agreement and covering also the choice of law, choice of jurisdiction and recognition of foreign judgements in Germany; and (iii) Gleiss Lutz Hootz Hirsch PartmbB, counsel for the Administrative Agent confirming the validity of the German law governed Loan Documents. Each Loan Party hereby requests such counsel to deliver such opinions.
(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent the concept is applicable in such jurisdiction) of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Loan Parties, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (with respect to such Loan Party).
(e)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
(f)
The Administrative Agent shall have received the audited financial statements and the unaudited quarterly financial statements of Holdings referred to in Section 3.04(a).

(g)
(i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date (or such shorter time period as the Administrative Agent may reasonably agree), all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Loan Parties at least 10 days prior to the Effective Date and (ii) to the extent the US Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the US Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the US Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(h)
The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.
(i)
Since December 31, 2025, there has been no material adverse change in the business, assets, operations or financial condition of Holdings and its Subsidiaries, taken as a whole.
(j)
Holdings shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of Holdings, that after giving effect to the Transactions, the Loan Parties and their Subsidiaries, taken as a whole, are Solvent.
(k)
The Loan Parties shall have received all required governmental, shareholder and third party consents and approvals necessary in connection with the Transactions, which shall be in full force and effect.
(l)
The Administrative Agent shall have received intellectual property security agreements duly executed by the applicable Loan Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral (including all exclusive licenses of federally registered copyrights under which any Loan Party is the licensee), in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.
(m)
[Reserved].
(n)
Subject to Section 5.14, the Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Loan Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance).
(o)
The Administrative Agent shall have received the results of a Lien search (including a search as to intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable recording location) as in effect in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Encumbrances).
(p)
The Administrative Agent shall have received (to the extent required in the relevant jurisdiction for creation, validity or perfection of the relevant security interest)

(A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(q)
Subject to the limitations, qualifications and other provisions set forth in this Agreement and Security Documents, the Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Encumbrances).
(r)
All existing Indebtedness of the Borrowers and their Subsidiaries under the Existing Credit Agreement shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)
The representations and warranties of the applicable Loan Parties set forth in this Agreement shall be true and correct in all material respects (but in all respects in the case of any representation or warranty qualified by “material” or “Material Adverse Effect”) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (but in all respects in the case of any representation or warranty qualified by “material” or “Material Adverse Effect”) as of such earlier date.
(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 5 Affirmative Covenants

Until Payment in Full, each Loan Party covenants and agrees with the Lenders that: Section 5.01. Financial Statements; Ratings Change and Other Information.

Holdings will furnish to the Administrative Agent and each Lender, including their Public-

Siders:

(a)
within 90 days after the end of each fiscal year of Holdings (commencing with the fiscal year ended December 31, 2026), the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing, including any of the “Big Four” accounting firms (without a “going concern” or like qualification commentary or exception other than any such qualification or exception resulting solely from the impending maturity of any Indebtedness, or the actual or projected breach or anticipated breach of any financial covenant under any Indebtedness and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, in the event the SEC allows companies to satisfy their interim reporting obligations by filing semi-annual reports instead of quarterly reports, the obligation to deliver the financial statements required by this Section 5.01(b) shall, at the option of Holdings or the US Borrower, be satisfied on a semi-annual basis.
(c)
As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a business plan and operating and capital budget of Holdings and its

Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the Financial Covenants and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of Holdings to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of Holdings and its Subsidiaries for such period;

(d)
within five (5) Business Days of each delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default or Event or Default has occurred and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

(ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants as of the last day of the applicable Reference Period ending on the last day of the Reference Period covered by such financial statements, together with a report containing management’s discussion and analysis of Holdings’ material quarterly and annual operating results, as applicable, and a report containing management’s discussion and analysis of such financial statements, (iii) a certification of the consolidated total revenue and consolidated total assets attributable to Immaterial Domestic Subsidiaries, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)
[reserved];
(f)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;
(g)
promptly after receipt thereof by Holdings or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of Holdings or any Subsidiary thereof;
(h)
promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the US Borrower by independent accountants in connection with the accounts or books of the US Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;
(i)
[reserved]; and
(j)
promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of any Loan Party or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrowers, the Borrowers shall deliver electronic versions (i.e., soft copies) of such documents to the Administrative Agent or such Lender and

(B) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents pursuant to clause (ii) above (other than an intranet website) and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Each Borrower represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Borrowers, the “Relevant Entities”), either

(i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, each Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and

(b) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. No Borrower will request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall any Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to such Borrower’s compliance with the covenants contained herein.

Section 5.02. Notices of Material Events. Each Loan Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)
the occurrence of any Default or Event of Default;
(b)
the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $10,000,000;
(d)
notice of any action arising under any Environmental Law or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(e)
any material change in accounting or financial reporting practices by any Loan Party or any of its Subsidiaries;
(f)
any change in the credit ratings from a Rating Agency, or the placement by a Rating Agency of any Loan Party or any of its Subsidiaries on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a Rating Agency of, or its intent to cease, rating any Borrower’s debt;
(g)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(h)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; provided that no such change in information shall be required to be delivered pursuant to this clause (h) so long as Holdings remains a publicly traded company.

Each notice delivered under this Section shall (i) be in writing, (ii) contain a heading or a reference line that reads “Notice under Section 5.02 of Credit Agreement dated July 21, 2026” and (iii) shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. The Loan Parties will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of their business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04. Payment of Obligations. The Loan Parties will, and will cause each of their Subsidiaries to, pay their obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, in each case except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

(b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent and each Lender to contact its independent accountants directly; it being understood that such financial statements and other documents and information shall not be provided earlier than as required under this paragraph and the Borrowers shall have the right to have a member of its senior management present at such discussions); provided that (x) such Loan Party or its subsidiary shall have the right to have a member of its senior management present at any inspection or discussion and (y) the Administrative Agent and the Lenders (or any of their representatives or independent contractors), taken as a whole, shall not exercise such rights more often than once (in the aggregate) during any calendar year absent the existence and continuation of an Event of Default. The Borrowers shall only be required to reimburse the Administrative Agent and the Lenders, taken as a whole, for expenses in connection with one inspection per calendar year, unless an Event of Default has occurred and is continuing.

Section 5.07. Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Any provision of this Section 5.07 shall not apply to, or be represented or undertaken by, any person if and to the extent that it is or would be unenforceable by or against that person by reason of breach of any applicable Blocking Law.

Section 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for (i) the repayment of all Indebtedness under the Existing Credit Agreement,

(ii) working capital of the Borrowers and their Subsidiaries and (iii) for general corporate purposes not prohibited hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulation T, Regulation U and Regulation X. Letters of Credit will be issued only to support general corporate purposes of the Borrowers. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09. Reserved.

Section 5.10. Additional Subsidiary Guarantors and Collateral. The US Borrower shall promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Subsidiary of the US Borrower (other than an Excluded Subsidiary), (ii) any Subsidiary of the US Borrower that is an Excluded Subsidiary failing to constitute an Excluded Subsidiary and (iii) any Subsidiary of the US Borrower that is required to become a Subsidiary Guarantor pursuant to the definition of “Immaterial Domestic Subsidiary” and, within forty-five (45) days after such event, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Subsidiary to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed joinder, supplement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral owned by such Subsidiary by delivering to the Administrative Agent a duly executed joinder and a supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 4.01 as may be reasonably requested by the Administrative Agent, (D) if such Equity Interests are certificated and constitute Collateral, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person (to the extent applicable in the relevant jurisdiction), (E) deliver to the Administrative Agent such updated Schedules to the Security Documents as requested by the Administrative Agent with respect to such Subsidiary, and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, any Subsidiary designated by the US Borrower as a Designated Guarantor pursuant to the definition of “Subsidiary Guarantors” shall become a Subsidiary Guarantor by delivering such joinder, guaranty, security documents and other related documentation as may be required pursuant to Section 5.10 and as may be mutually agreed by the US Borrower and the Administrative Agent, acting reasonably and in good faith, taking into account applicable legal, regulatory, tax, financial assistance, corporate benefit, capital maintenance and other limitations under the laws of the applicable jurisdiction; provided that, notwithstanding the foregoing, (x) any such Designated Guarantor will be a Person organized or existing under the laws of the jurisdiction of a Borrower or the United States of America, any State of the United States or the District of Columbia or any territory thereof or any other territory consented to by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and (y) the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act reasonably requested by the Lenders and the Administrative Agent shall have completed its "know your customer" process with respect to such Designated Guarantor.

Section 5.11. Designation of Subsidiaries.

(a)
The US Borrower may at any time after the Effective Date designate (or redesignate) any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Equity Interest in any Restricted Subsidiary or hold any Indebtedness of or any Lien on any property of any Borrower or its Restricted Subsidiaries,

(iii) immediately before and after such designation, the US Borrower is in pro forma compliance with Financial Covenants and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it owns or exclusively licenses or holds exclusive rights in any Intellectual Property that is material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole, at the time of designation. Notwithstanding anything to the contrary in this Agreement, no Loan Party or any Restricted Subsidiaries shall (whether by Investment, Restricted Payment, Disposition or otherwise) transfer any ownership right in, or exclusively license or otherwise transfer exclusive rights to, any Intellectual Property, in each case, that is material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary (including by transferring any Equity Interests to an Unrestricted Subsidiary); and no Unrestricted Subsidiary shall have an ownership right in, or hold exclusive licenses or rights to, any Intellectual Property, in each case, that is or are material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole.

(b)
The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the US Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the US Borrower’s (or its applicable Restricted Subsidiary’s) Equity Interest therein as reasonably estimated by the US Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.05). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided, that upon any designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the US Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the US Borrower’s “Investment” in such

Restricted Subsidiary at the time of such designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the US Borrower’s equity therein at the time of such designation. As of the Effective Date, each Domestic Subsidiary of the US Borrower is a Restricted Subsidiary.

Section 5.12. Accounts. From and after the Effective Date, no Loan Party (other than the German Borrower) shall open, maintain, own or otherwise hold any Deposit Account, Securities Account or Commodity Account (other than, in each case, any Excluded Account) that is not subject to a springing account control agreement (an “Account Control Agreement”) in form and substance reasonably satisfactory to the Administrative Agent; provided that such Loan Parties shall have sixty (60) days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) to deliver required Account Control Agreements for all such Deposit Accounts, Securities Accounts and Commodity Accounts as in existence on the Effective Date (excluding, for the avoidance of doubt, any Excluded Account).

Section 5.13. Further Assurances. Holdings and each Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements (including intellectual property security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements, intellectual property security agreements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request, to cause the Collateral to be subject to a first priority perfected security interest in favor of the collateral agent for the benefit of the Secured Parties (subject to the limitations and other agreements set forth therein and in the applicable Loan Documents) to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. Each Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.14. Post Closing Covenant. Holdings and each Borrower will, and will cause each other Loan Party to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 5.14 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its reasonable discretion).

ARTICLE 6 Negative Covenants

Until Payment in Full, each Loan Party covenants and agrees with the Lenders that: Section 6.01. Indebtedness. Each Loan Party will not, and will not permit any

Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)
the Secured Obligations;
(b)
Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Permitted Refinancing Indebtedness in respect thereof;
(c)
Indebtedness of any Loan Party to any Restricted Subsidiary and of any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary; provided that (i) such

Indebtedness shall not have been transferred to any Person other than the Borrowers or any Restricted Subsidiary, (ii) any such Indebtedness owing by a Borrower or any Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent (provided, for the avoidance of doubt the terms of the Intercompany Subordination Agreement as in effect on the Effective Date are reasonably satisfactory to the Administrative Agent) and (iii) any such Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to a Loan Party shall be incurred in compliance with Section 6.05;
(d)
Guarantees incurred in compliance with Section 6.05;
(e)
(i) Indebtedness (A) with respect to Capital Lease Obligations and mortgage financings, (B) incurred to finance the acquisition, construction, improvement, repair or replacement of any assets of the US Borrower or any Restricted Subsidiary, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, improvement, repair or replacement, or (C) assumed in connection with the acquisition of any assets of the US Borrower or any Restricted Subsidiary, provided, in the case of this clause (i), that at the time of incurrence or assumption of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $35,000,000 and (y) 35% of Consolidated EBITDA at the end of the most recently ended Reference Period; and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;
(f)
Indebtedness incurred or assumed by any Person (other than the German Borrower) in connection with an Acquisition or other Investment permitted hereunder, in each case, after the Effective Date (and any Permitted Refinancing Indebtedness thereof) so long as

(A) such Indebtedness (w) existed at the time such Acquisition or other Investment was consummated, (x) was not created or incurred in anticipation thereof (y) the stated maturity date of any such Indebtedness shall be no earlier than 91 days after the Maturity Date and (z) the documentation governing such Indebtedness shall not require any scheduled amortization prior to its maturity date and (B) the aggregate principal amount of such Indebtedness (and any Permitted Refinancing Indebtedness thereof then outstanding), shall not exceed the greater of

(x) $30,000,000 and (y) 30% of Consolidated EBITDA at the end of the most recently ended Reference Period; provided that (A) any Indebtedness incurred pursuant to this Section 6.01(f) by Subsidiaries of the US Borrower that are not Subsidiary Guarantors, together with the aggregate amount of any Indebtedness incurred under Section 6.01(t) in respect of Subsidiaries of the US Borrower that are not Subsidiary Guarantors, shall not exceed the greater of (x)

$10,000,000 and (y) 10% of Consolidated EBITDA, (B) any Indebtedness incurred pursuant to this Section 6.01(f) by Subsidiaries of the German Borrower that are not Subsidiary Guarantors together with the aggregate amount of any Indebtedness incurred under Section 6.01(t) in respect of Subsidiaries of the German Borrower that are not Subsidiary Guarantors, shall not exceed the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA and (C) any Indebtedness incurred pursuant to this Section 6.01(f) by Subsidiaries of the German Borrower that are

Subsidiary Guarantors together with the aggregate amount of any Indebtedness incurred under Section 6.01(t) in respect of Subsidiaries of the German Borrower that are Subsidiary Guarantors, shall not exceed the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA;

(g)
Indebtedness (i) in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay or health, disability or other employee benefits or (ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;
(h)
Indebtedness (i) arising from any indemnification, adjustment of purchase price or similar obligations (including earnout obligations) incurred in connection with any Disposition of assets permitted hereunder or consummated prior to the Effective Date, any Acquisition or other Investment permitted hereunder or consummated prior to the Effective Date or any other purchase of assets and (ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;
(i)
Indebtedness (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and

(ii) in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments to support any of the foregoing obligations;

(j)
unsecured letter of credit facilities (other than Letters of Credit issued pursuant to this Agreement) in an aggregate amount not to exceed $10,000,000 at any time outstanding;
(k)
Indebtedness in respect of incentive, supplier finance or similar programs incurred in the ordinary course of business;
(l)
(i) Guarantees of the obligations of suppliers, customers, licensees or sublicensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of a Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of guaranties, letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds or similar instruments entered into in the ordinary course of business and not in connection with the borrowing of money;
(m)
customer deposits and advance payments received in the ordinary course of business from customers for goods and services in the ordinary course of business;
(n)
Indebtedness consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements in the ordinary course of business and/or

(iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(o)
Indebtedness consisting of obligations owing under incentive, supply, license, sublicense or similar agreements entered into in the ordinary course of business;
(p)
Indebtedness representing deferred compensation or other similar arrangements in connection with the Transactions, any Acquisition or any other Investment permitted hereunder;
(q)
employee benefit plan obligations and liabilities incurred in the ordinary course of business;
(r)
Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit;
(s)
Indebtedness supported by any Letter of Credit;
(t)
Indebtedness of any Restricted Subsidiaries of the US Borrower or the German Borrower that are not Subsidiary Guarantors (other than Indebtedness of any Loan Party to any Restricted Subsidiary and of any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary), so long as (A) the aggregate principal amount of such Indebtedness incurred by Restricted Subsidiaries of the US Borrower that are not Subsidiary Guarantors, together with the aggregate amount of any Indebtedness incurred under Section 6.01(f) in respect of Subsidiaries of the US Borrower that are not Subsidiary Guarantors shall not exceed the greater of (x)

$10,000,000 and (y) 10% of Consolidated EBITDA and (B) the aggregate principal amount of such Indebtedness incurred by Restricted Subsidiaries of the German Borrower, in respect of Restricted Subsidiaries of the German Borrower that are not Subsidiary Guarantors together with the aggregate amount of any Indebtedness incurred under Section 6.01(f) in respect of Subsidiaries of the German Borrower that are not Subsidiary Guarantors shall not exceed the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA;

(u)
other Indebtedness of the US Borrower or any Restricted Subsidiary of the US Borrower, provided that at the time of incurrence or assumption of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (u) shall not exceed the greater of

(x) $35,000,000 and (y) 35% of Consolidated EBITDA at the end of the most recently ended Reference Period;

(v)
Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures to the extent constituting an Investment permitted by Section 6.05 when incurred, created or assumed; provided that the aggregate principal amount of such Indebtedness incurred under this Section 6.01(v) shall not exceed the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA at the end of the most recently ended Reference Period;
(w)
(A) Indebtedness in connection with Permitted Receivables Financings in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(w)(A), would not exceed

$75,000,000, when incurred, created or assumed and any Permitted Refinancing Indebtedness in respect thereto and (B) Indebtedness in connection with the Nord A&R Factoring Facility Agreement and any Permitted Refinancing Indebtedness in respect thereto in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof would not exceed $40,000,000; provided that, for purposes of this clause (B), Indebtedness in respect of the Nord A&R Factoring Facility Agreement and any replacement facility thereof shall be permitted to be outstanding simultaneously during the period commencing from the date of the first sale into the replacement facility until 180 days thereafter so long as no additional sales or advances are incurred from and after the Effective Date pursuant to such Nord A&R Factoring Facility Agreement;

(x)
other Indebtedness (and any Permitted Refinancing Indebtedness in respect thereof) in an unlimited amount, so long as (i) such Indebtedness is (A) unsecured or (B) constitutes Permitted Convertible Indebtedness, (ii) the Consolidated Total Net Leverage Ratio for the Reference Period ended most recently prior to the incurrence or issuance of such Indebtedness, calculated on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness, is less than or equal to 5.00 to 1.00 and (iii) no Default or Event of Default has occurred and is continuing after giving effect to the issuance of such Indebtedness; provided further that any incurrence of Indebtedness pursuant to this Section 6.01(x) shall be subject to the following conditions: (v) the stated maturity date of any such Indebtedness shall be no earlier than 91 days after the Maturity Date, (w) the documentation governing such Indebtedness shall not require any scheduled amortization prior to its maturity date, (x) the terms and conditions of such Indebtedness, taken as a whole, shall be no more restrictive than the terms and conditions of this Agreement, (y) no Subsidiary that is not a Loan Party shall guarantee such Indebtedness and

(z) if such Indebtedness is subordinated, such Indebtedness shall have subordination terms customary for Indebtedness of such type;

(y)
Attributable Indebtedness in respect of sale and leaseback transactions of the Borrowers and Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness incurred under this Section 6.01(y) shall not exceed the greater of (x) $15,000,000 and (y) 15% of Consolidated EBITDA at the end of the most recently ended Reference Period; provided further that, notwithstanding the foregoing, any sale and leaseback transaction of the Huntsville Property shall be permitted pursuant to this Section 6.01(y) in an amount not to exceed $80,000,000; and
(z)
Indebtedness incurred in respect of netting services, overdraft protection, Banking Services, US Pooling Arrangements, German Pooling Arrangements and related activities to manage cash balances of Holdings, the Borrowers or any Restricted Subsidiary, including guarantees, reimbursement obligations, overdrafts, cash netting obligations and related liabilities arising thereunder, credit card processing services, other credit and debit card programs and/or any automated clearing house transfers of funds, in each case, in the ordinary course of business or consistent with ordinary treasury-management practices.

Notwithstanding anything herein to the contrary, the German Borrower and its Subsidiaries (except to the extent constituting a Subsidiary Guarantor) may not create, incur, assume or permit to exist any Indebtedness in reliance on any baskets except for the baskets set forth in Sections 6.01(a), (b), (c), (d), (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), (r), (t) and (z). Notwithstanding the foregoing, Holdings and the German Borrower may incur Indebtedness by way of suretyships (Bürgschaften) to the extent required to furnish security to creditors of the German Borrower or a Subsidiary of the German Borrower respectively pursuant to Section 303

AktG in connection with the termination of the DPLTA or the ADVA PLTA, and, to the extent there is insufficient capacity remaining under the applicable baskets and caps under Section 6.01 individually or in the aggregate, any such Indebtedness shall not be counted towards any basket or cap under this Section 6.01 to the extent of such excess.

Section 6.02. Liens. Each Loan Party will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)
Liens created under the Loan Documents;
(b)
Permitted Encumbrances;
(c)
Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(e) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and

(ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01);

(d)
Liens securing Capital Lease Obligations and other Indebtedness permitted pursuant to Section 6.01(e); provided that any such Lien shall encumber only the assets subject to such Capital Lease Obligations (or the applicable Refinanced Indebtedness, in the case of Permitted Refinancing Indebtedness permitted pursuant to Section 6.01(e)) or acquired, constructed, improved, repaired or replaced with the proceeds of such Indebtedness (or the applicable Refinanced Indebtedness, in the case of Permitted Refinancing Indebtedness permitted pursuant to Section 6.01(e)) and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(e) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates);
(e)
Liens securing Indebtedness permitted pursuant to Section 6.01(f) on the relevant acquired assets or on the Equity Interests in and assets of any Person that became a Restricted Subsidiary (or was merged, consolidated or amalgamated with or into the US Borrower or any Restricted Subsidiary); provided that no such Lien (i) extends to any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) (it being understood that individual financings of the type permitted under Section 6.01(f) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) or (ii) except in the case of Permitted Refinancing Indebtedness permitted pursuant to Section 6.01(f), was created in contemplation of the applicable acquisition of assets or such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation);
(f)
Liens on assets of and Equity Interests in Restricted Subsidiaries that are not Loan Parties (including Equity Interests owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(g)
Liens (i) on any cash earnest money deposits or funds deposited under escrow or similar arrangements made by a Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to any Acquisition, Investment or other transaction permitted hereunder and (ii) consisting of (A) in connection with any Disposition permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof and/or (B) the pledge of cash as part of an escrow or similar arrangement required in any Disposition permitted under Section 6.04; and
(h)
in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, (A) Liens on Equity Interests in such Restricted Subsidiary or such other Person securing capital contributions to, or obligations of, such Restricted Subsidiary or such other Person and (B) any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(i)
Liens (i) in favor of any Loan Party and/or (ii) granted by any Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary that is not a Loan Party;
(j)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(k)
Liens on cash or cash equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder and such cash or cash equivalents are used or to be used for such defeasance, discharge or redemption;
(l)
Liens securing obligations of the type described in Sections 6.01(k) and 6.01(y) (provided that any such Lien shall encumber only the assets subject to such sale and leaseback transaction of the US Borrower and Restricted Subsidiaries of the US Borrower);
(m)
Liens consisting of non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
(n)
Liens on Receivables Related Assets granted or deemed to exist in connection with a Permitted Receivables Financing;
(o)
Liens and rights of set-off arising under or in connection with any US Pooling Arrangement or German Pooling Arrangement and securing obligations permitted under Section 6.01(z), provided that such Liens and rights of set-off are limited to cash, cash equivalents and Deposit Accounts, Securities Accounts, Commodities Accounts and other accounts utilized in, or otherwise linked to, such US Pooling Arrangement or German Pooling Arrangement and proceeds thereof; and

(p)
Liens on the assets of the German Borrower and its Subsidiaries securing Indebtedness or other obligations of the German Borrower or such Subsidiaries permitted to be incurred pursuant to Section 6.01; provided that the aggregate principal amount of Indebtedness and other obligations secured by Liens incurred under this Section 6.02(p) shall not exceed the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA at the end of the most recently ended Reference Period.

Notwithstanding anything herein to the contrary, the German Borrower and its Subsidiaries (except to the extent constituting a Subsidiary Guarantor) may not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof in reliance on any baskets except for the basket set forth in Sections 6.02 (a), (b), (c), (e), (f), (g), (h), (i), (j), (k), (m), (o), (p) and solely in respect of the immediately preceding specified clauses, Section 6.02(c). Notwithstanding the foregoing, Holdings and the German Borrower may create, incur, assume or permit to exist Liens on their assets to the extent required to furnish security to creditors of the German Borrower or a Subsidiary of the German Borrower respectively pursuant to Section 303 AktG in connection with the termination of the DPLTA or the ADVA PLTA and, to the extent there is insufficient capacity remaining under the applicable baskets and caps under Section 6.02 individually or in the aggregate, any such Liens shall not be counted towards any basket or cap under this Section 6.02 to the extent of such excess.

Section 6.03. Fundamental Changes. (a) Each Loan Party will not, and will not permit any Restricted Subsidiary to, merge with or into or consolidate or amalgamate with any other Person, or permit any other Person to merge with or into or consolidate or amalgamate with it, or liquidate or dissolve, except that:

(i)
if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, any Person may merge with or into or consolidate or amalgamate with the US Borrower in a transaction in which (A) the US Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the US Borrower (any such Person, the “Successor Borrower”), (w) the US Borrower shall have delivered to the Administrative Agent and each Lender any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by the Administrative Agent or any Lender that the Administrative Agent or such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, (x) the Successor Borrower shall be an entity organized or existing under the law of the United States, any state thereof or the District of Columbia,

(y) the Successor Borrower shall expressly assume all obligations of the US Borrower under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Domestic Guarantee and Collateral Agreement and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the US Borrower under this Agreement and the other Loan Documents;

(ii)
any Person (other than the Borrowers) may merge, consolidate or amalgamate with or into any Restricted Subsidiary in a transaction in which the continuing or surviving entity is a Restricted Subsidiary (and, if any party to such merger, consolidation or amalgamation is a Subsidiary Guarantor, either (A) the continuing or surviving Person shall be a Subsidiary Guarantor or the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent) or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.05.
(iii)
any Restricted Subsidiary may merge with or into or consolidate or amalgamate with any Person (other than the Borrowers) in a transaction permitted under Section 6.04 in which, after giving effect to such transaction, the continuing or surviving entity is not a Restricted Subsidiary;
(iv)
any Restricted Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; and
(v)
(A) any merger, consolidation, amalgamation, dissolution or liquidation may be consummated the purpose of which is to effect (x) any Disposition permitted under Section 6.04 or (y) any Investment permitted under Section 6.05 and (B) the US Borrower or any Restricted Subsidiary may convert into another form of entity so long as, in the case of the US Borrower or any Domestic Subsidiary Guarantor, such conversion does not materially impair the Guarantees of the Obligations, taken as a whole, or the security interest of the Administrative Agent in the Collateral, taken as a whole (it being agreed that a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent stating that the US Borrower has determined in good faith that the requirements of this clause (B) with respect to the applicable conversion have been satisfied shall be conclusive evidence thereof unless the Administrative Agent notifies the US Borrower in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

(b) The Borrowers will not, and will not permit any of their respective Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their respective Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto.

Section 6.04. Dispositions. No Loan Party will, and will not permit any of its Restricted Subsidiaries to, Dispose of any asset, including any Equity Interests owned by it, and including entering into any sale and leaseback transaction, except:

(a)
Dispositions (i) to the US Borrower or any Restricted Subsidiary that is a Domestic Subsidiary, (ii) by a Subsidiary of the US Borrower that is not a Subsidiary Guarantor to US Borrower or another Subsidiary of the US Borrower, (iii) by the German Borrower to a Subsidiary Guarantor of the German Borrower, (iv) by a Subsidiary Guarantor of the German Borrower to the German Borrower and (v) by a Subsidiary of the German Borrower that is not a Subsidiary Guarantor to the German Borrower or another Subsidiary of the German Borrower;
(b)
(i) Dispositions of inventory, equipment and goods in the ordinary course of business (including on an intercompany basis), (ii) the leasing or subleasing of real property in the ordinary course of business, and (iii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
(c)
Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the US Borrower, is (i) no longer useful in the business of the Borrowers or any Restricted Subsidiary or (ii) otherwise economically impracticable to maintain;
(d)
Dispositions of cash and cash equivalents or assets that were cash equivalents when the relevant original Investment was made;
(e)
Dispositions (including by way of mergers, amalgamations or consolidations) that constitute or effect (i) Liens permitted pursuant to Section 6.02 (other than Section 6.02(g)(ii)),

(ii) mergers, consolidations, amalgamations, liquidations, windings up or dissolutions permitted by Section 6.03 (other than Section 6.03(a)(iii) or 6.03(a)(v)(A)(x)), (iii) Investments permitted pursuant to Section 6.05 (other than Section 6.05(g) and Section 6.05(i)), (iv) Restricted Payments permitted by Section 6.07(a) and (v) Restricted Debt Payments permitted by Section 6.07(b);

(f)
Asset Dispositions not otherwise permitted pursuant to this Section 6.04; provided that (i) at the time of such Asset Disposition, no Event of Default has occurred and is continuing or would result therefrom, (ii) such Asset Disposition is made for fair market value (as determined in good faith by the US Borrower) and the consideration received shall be no less than 75% in cash or cash equivalents; provided that for purposes of such 75% cash consideration or cash equivalents requirement, any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as determined by the US Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.04(f) that is at that time outstanding, not in excess of the greater of $25,000,000 and 25% of Consolidated EBITDA at the end of the most recently ended Reference Period, shall be deemed to be cash, and (iii) other than with respect to an Asset Disposition in respect of all or substantially all of Oscilloquartz Finland Oy (so long as the Net Cash Proceeds thereof are received by a Loan Party), the aggregate fair market value of all property disposed of in reliance on this Section 6.04(f) shall not exceed five percent (5%) of consolidated total assets of Holdings and its Subsidiaries in any fiscal year and ten percent (10%) of consolidated total assets of Holdings and its Subsidiaries in the aggregate for the term of this Agreement;

(g)
Dispositions of property to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(h)
Dispositions of Investments in any joint venture, any Subsidiary that is not a wholly-owned Subsidiary or other Person that is not an Affiliate of the Borrowers or any Restricted Subsidiary, in each case, to the extent required by, or made pursuant to, buy/sell or similar arrangements between parties to such joint venture or equityholders in such Subsidiary or other Person set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or such Subsidiary;
(i)
Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount, netting and/or forgiveness thereof) or in connection with the collection or compromise thereof;
(j)
Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of a Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any line of business;
(k)
(i) any termination of any lease, sublease, license or sublicense in the ordinary course of business which does not interfere in any material respect with the business of a Borrower and the Subsidiaries, taken as a whole (and any related Disposition of improvements made to leased or sub-leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(l)
Dispositions of property subject to foreclosure, casualty, condemnation, taking or similar event proceedings;
(m)
Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(n)
Dispositions of non-core assets acquired in connection with any Acquisition or other Investment permitted hereunder and sales of real estate Property acquired in any Acquisition or other Investment permitted hereunder which, within 90 days of the date of such Acquisition or Investment, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of Holdings or any Restricted Subsidiary or any of their respective businesses; provided that at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing;
(o)
exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair market value (as reasonably determined by the applicable Borrower) for like assets;
(p)
(i) non-exclusive licensing, sublicensing or cross-licensing arrangements involving any technology or Intellectual Property of a Borrower or any Restricted Subsidiary entered into in the ordinary course of business and not interfering in any material respect with the ordinary course of business of any Loan Party and (ii) Dispositions, abandonments, non-renewal, discontinuance of use, cancellations or lapses of any technology or Intellectual Property, or any issuances or registrations, or any applications for issuances or registrations, of any Intellectual Property, which are not material to the conduct of the business of any Borrower or any Restricted Subsidiary;
(q)
terminations or unwinds of Swap Agreements;
(r)
Dispositions made to comply with any order of any Governmental Authority or any applicable Law;
(s)
any Disposition (including by way of mergers, consolidations or amalgamations) the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the United States or (ii) any Foreign Subsidiary in the United States or any other jurisdiction;
(t)
any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(u)
any Disposition of Equity Interests in any Restricted Subsidiary to members of the board of directors (or equivalent body otherwise named) of such Restricted Subsidiary or other Persons, to the extent constituting directors’ qualifying shares or other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Law;
(v)
Asset Dispositions made by the US Borrower or any Domestic Subsidiary Guarantor; provided that (i) at the time the definitive agreement governing the relevant Asset Disposition is executed, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) at the time of consummation of such Asset Disposition, no Specified Event of Default has occurred and is continuing or would result therefrom and (iii) the aggregate fair market value (as determined in good faith by the US Borrower) of all property disposed of in reliance on this clause (v) shall not exceed the greater of (A) $175,000,000; and (B) ten percent (10%) of consolidated total assets of Holdings and its Subsidiaries as of the end of the most recently ended Reference Period;
(w)
any Disposition of Receivables Related Assets by the US Borrower or any of its Restricted Subsidiaries pursuant to a Permitted Receivables Financing;
(x)
(i) a sale or a sale and leaseback transaction of the Huntsville Property and (ii) additional sale and leaseback transactions permitted under this Agreement, in respect of this clause (ii) in an aggregate principal amount not to exceed the greater of (x) $15,000,000 and
(y)
15% of Consolidated EBITDA at the end of the most recently ended Reference Period and, in the case of clauses (x)(i), so long as the proceeds thereof are received by the US Borrower, the German Borrower, or a Loan Party that is a Subsidiary of the US Borrower or German Borrower;

(y)
any Disposition to effect transactions required by or contemplated under and/or necessary in connection with the ADVA PLTA (including, but not limited to, the balancing of any of ADVA Network Security GmbH’s losses by the German Borrower and the transfer of any annual profit by ADVA Network Security GmbH to the German Borrower);
(z)
any Disposition to effect transactions required by, contemplated under and/or necessary in connection with the DPLTA (including, but not limited to, the balancing of any of the German Borrower’s losses and the transfer of any annual profit by the German Borrower to Holdings), to fund a delisting of and/or take-private transaction in relation to German Borrower or to purchase shares from minority shareholders from time to time;

(aa) the US Borrower may conduct any Disposition resulting from the disposition, termination or unwind of a Permitted Bond Hedge Transaction; and

(bb) Dispositions in connection with the sale of accounts receivable pursuant to arrangements reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.04 to any Person that is not a Loan Party, such Collateral shall be Disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition subject to the conditions in Section 9.21; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article VIII and Section 9.21.

Notwithstanding anything in this Agreement to the contrary, neither the US Borrower, the German Borrower nor any Restricted Subsidiary may exclusively license or exclusively sublicense any Intellectual Property that is material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party, or transfer (including, for the avoidance of doubt, by way of Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary), assign, sell, or otherwise dispose of ownership of any Intellectual Property that is material to the business of any Borrower and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party. For the avoidance of doubt, non-exclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business shall not be prohibited by this paragraph.

Section 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)
Permitted Investments;
(b)
cash equivalents or Investments that were cash equivalents at the time made; (c)
(i)
(A) Equity Investments existing on the Effective Date in a Borrower or any Restricted Subsidiary and (B) any other Investments (including in the form of intercompany loans and advances) existing on the Effective Date in a Borrower or any Restricted Subsidiary as set forth on Schedule 6.05(c) hereto;
(ii)
Investments (including in the form of intercompany loans and capital contributions) made after the Effective Date in any Loan Party (other than by the US Borrower or any of its Subsidiary Guarantors in the German Borrower or any German Subsidiary that is a Loan Party);
(iii)
Investments made by any Subsidiary that is not a Subsidiary Guarantor in a Borrower or any Restricted Subsidiary; provided that no Investments shall be permitted to be made pursuant to this clause (iii) by (A) Subsidiary of the US Borrower that is not a

Subsidiary Guarantor in a Subsidiary of the German Borrower or (B) a Subsidiary of the German Borrower in a Subsidiary of the US Borrower that is not a Subsidiary Guarantor other than expressly permitted by Section 6.05(d);
(iv)
Investments in the US Borrower or any Restricted Subsidiary in the form of any contribution or Disposition of the Equity Interests in any Person that is not a Domestic Subsidiary Guarantor; and
(v)
Investments (including in the form of intercompany loans and capital contributions) by the German Borrower and any of its Subsidiary Guarantors in Subsidiaries of the German Borrower that are not Subsidiary Guarantors; provided that the aggregate amount of such Investments made pursuant to this Section 6.05(c)(v), together with clauses (x) and (y) of Section 6.05(d)(iii) and clause (z) of Section 6.05(d)(iv) shall not exceed the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA;

(d)

(i)
Investments made after the Effective Date by Holdings or the US Borrower (v) in any Subsidiary Guarantor of the US Borrower, (w) in its Subsidiaries that are not Subsidiary Guarantors), (x) in any Subsidiary of the German Borrower that is not a Subsidiary Guarantor, (y) in any Subsidiary of the German Borrower that is a Subsidiary Guarantor and (z) in the German Borrower; provided that aggregate amount of such Investments made pursuant to clauses (w), (x), (y) and (z) of this clause (i) shall not exceed the greater of (I) $30,000,000 and (II) 30% of Consolidated EBITDA;
(ii)
Investments made after the Effective Date by any Subsidiary of the US Borrower that is not a Subsidiary Guarantor (v) in the US Borrower or any Domestic Subsidiary Guarantor (which shall be subject to the Intercompany Subordination Agreement), (w) in any Domestic Subsidiary of the US Borrower that is not a Subsidiary Guarantor, (x) in any Subsidiary of the German Borrower that is not a Subsidiary

Guarantor, (y) in any Subsidiary of the German Borrower that is a Subsidiary Guarantor and (z) in the German Borrower; provided that aggregate amount of such Investments made pursuant to clauses (x), (y) and (z) of this clause (ii) shall not exceed the greater of

(I) $10,000,000 and (II) 10% of Consolidated EBITDA;

(iii)
Investments made after the Effective Date by the German Borrower (v) in any Subsidiary of the German Borrower that is a Subsidiary Guarantor, (w) in the US Borrower or any of the US Borrower’s Domestic Subsidiary Guarantors (which shall be subject to the Intercompany Subordination Agreement), (x) in any Subsidiary of the US Borrower that is not a Subsidiary Guarantor, (y) in any Subsidiary of the German Borrower that is not a Subsidiary Guarantor and (z) in any Subsidiary of the German Borrower that is a Subsidiary Guarantor; provided that aggregate amount of such Investments made pursuant to clauses (x) and (y) of this clause (iii) together with clause

(z) of clause (iv) below and Section 6.05(c)(v) shall not exceed the greater of (x)

$10,000,000 and (y) 10% of Consolidated EBITDA;

(iv)
Investments made after the Effective Date by any Subsidiary of the German Borrower that is a Subsidiary Guarantor (v) in the German Borrower, (w) in the US Borrower or any Subsidiary Guarantor of the US Borrower, (x) in any Subsidiary of the US Borrower that is not a Subsidiary Guarantor, (y) in any Subsidiary of the German Borrower that is a Subsidiary Guarantor and (z) in any Subsidiary of the German Borrower that is not a Subsidiary Guarantor; provided that (A) the aggregate amount of such Investments made pursuant to clause (z) of this clause (iv) and clauses (x) and (y) of clause (iii) above shall not exceed the greater of (I) $10,000,000 and (II) 10% of Consolidated EBITDA and (B) the aggregate amount of such Investments made pursuant to clause (x) of this clause (iv) and clause (y) of clause (v) below shall not exceed the greater of (I) $10,000,000 and (II) 10% of Consolidated EBITDA; and
(v)
Investments made after the Effective Date by any Subsidiary of the German Borrower that is not a Subsidiary Guarantor (v) in the Borrowers, (w) in any Subsidiary Guarantor of the Borrowers, (x) in any Subsidiary of the German Borrower that is not a Subsidiary Guarantor and (y) in any Subsidiary of the US Borrower that is not a Subsidiary Guarantor; provided that aggregate amount of such Investments made pursuant to clause (y) of this clause (v), together with clause (x) of clause (iv) above shall not exceed the greater of (I) $10,000,000 and (II) 10% of Consolidated EBITDA;
(e)
(i) Investments in joint ventures, Restricted Subsidiaries that are not wholly-owned and other Persons that are not Affiliates of the US Borrower or any Restricted Subsidiary (other than, in each case, Restricted Subsidiaries that are not considered “wholly-owned” solely by virtue of being a subsidiary of the German Borrower), provided that, in the case of any such Investment made in reliance on this clause (e)(i), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (e)(i), measured at the time such Investment is made and without duplication, to exceed the greater of (x) $20,000,000 and

(y) 20% of Consolidated EBITDA at the end of the most recently ended Reference Period and

(ii) Investments made in joint ventures, Restricted Subsidiaries that are not wholly-owned and other Persons that are not Affiliates of the US Borrower or its Restricted Subsidiaries as required by, or made pursuant to, customary buy/sell or similar arrangements between the parties to such joint venture or equityholders in such Subsidiary or other Person, set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture, Subsidiary or other Person;

(f)
Permitted Acquisitions; provided that if any Person or Property acquired by a Loan Party in such Acquisition does not become a Subsidiary Guarantor or a part of a Loan Party, such Investment made in reliance on this Section 6.05(f), shall not exceed the greater of

(x) $30,000,000 and (y) 30% of Consolidated EBITDA;

(g)
Investments received in lieu of cash in connection with any Disposition permitted by Section 6.04 (other than Section 6.04(e)(iii));
(h)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(i)
Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(c), 6.01(d) and Section 6.01(t)), Liens permitted under Section 6.02, mergers, consolidations, amalgamations, liquidations, windings up or dissolutions permitted by Section 6.03 (other than Section 6.03(a)(ii)(B) or 6.03(a)(v)(A)(y)), Dispositions permitted by Section 6.04 (other than Section 6.04(a) and Section 6.04(e)(iii)), Restricted Payments permitted under Section 6.07(a) and Restricted Debt Payments permitted by Section 6.07(b);
(j)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, suppliers, licensors, sublicensors, licensees or sublicensees;
(k)
Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(l)
(i) Investments held by any Person that becomes a Restricted Subsidiary (or that is merged, consolidated or amalgamated with or into a Borrower or any Restricted Subsidiary) after the Effective Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) and were in existence on the date such Person became a Restricted Subsidiary (or the date of such merger, consolidation or amalgamation) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.05;
(m)
Investments under Swap Agreements permitted under Section 6.06, Permitted Bond Hedge Transaction and Permitted Warrant Transactions;
(n)
(i) Guarantees of leases or subleases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness and (ii) Guarantees of the obligations of suppliers, customers, distributors and licensees of a Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business;
(o)
Investments in the Borrowers or Restricted Subsidiaries thereof in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, (i) no Event of Default has occurred and is continuing and (ii) neither the Guarantees of the Obligations, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired (it being agreed that a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent, together with a summary description of the applicable reorganization, restructuring or activity, stating that the US Borrower has determined in good faith that the requirements of this clause (ii) with respect thereto have been satisfied shall be conclusive evidence thereof unless the Administrative Agent notifies the US Borrower in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees));
(p)
Investments that result solely from the receipt by a Borrower or any Restricted Subsidiary of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof), in each case without any consideration therefor being paid by a Borrower or any Restricted Subsidiary;
(q)
Investments consisting of the non-exclusive licensing or sublicensing of any Intellectual Property pursuant to arrangements with other Persons in the ordinary course of business which do not interfere in any material respect with the business of the US Borrower and the Subsidiaries, taken as a whole;
(r)
Investments in a Borrower, any Restricted Subsidiary and/or any joint venture in connection with intercompany cash management arrangements, US Pooling Arrangement, German Pooling Arrangement and related activities consistent with customary treasury-management practices;
(s)
Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed the greater of

(x) $5,000,000 and (y) 5% of Consolidated EBITDA at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(t)
[reserved];
(u)
other Investments, provided that, in the case of any such Investment made in reliance on this Section 6.05(u), at the time such Investment is made, (i) no bankruptcy or payment Default or Event of Default has occurred and is continuing and (ii) such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this Section 6.05(u) to exceed the greater of (x) $30,000,000 and (y) 30% of Consolidated EBITDA at the end of the most recently ended Reference Period;
(v)
Investments with respect to Receivables Related Assets by the US Borrower and its Restricted Subsidiaries in any special purpose Subsidiary of the US Borrower in connection with any Permitted Receivables Financing; provided that such Investments are customary in Permitted Receivables Sale Transactions;
(w)
Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed in any fiscal year the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA at the end of the most recently ended Reference Period, in each case, all dividends, distributions, interest, payments, returns of capital, repayments of other amounts received in cash, by the Loan Parties from Unrestricted Subsidiaries; and
(x)
to the extent constituting an Investment, any Permitted ADVA Tender.

Notwithstanding anything in this Agreement to the contrary, (i) the Loan Parties may not make Investments in any Unrestricted Subsidiary (including by the designation of a Subsidiary as an Unrestricted Subsidiary) in reliance on any baskets except for the basket set forth in Sections 6.05(w); provided, that no such Investments, once made, may be re-classified for any purpose under this Agreement; provided, further, that such basket shall not build with unused capacity from any other basket under this Agreement and (ii) no Loan Party may exclusively license or exclusively sublicense any Intellectual Property that is material to the business of the Loan Parties, taken as a whole, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party, or transfer (including, for the avoidance of doubt, by way of Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary), assign, sell, or otherwise dispose of ownership of any Intellectual Property that is material to the business of the Loan Parties, taken as a whole, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party. For the avoidance of doubt, non-exclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business shall not be prohibited by this paragraph. No Loan Party (other than the German Borrower) may make any Investment in the German Borrower or any of its Subsidiaries in reliance on any baskets except for the baskets set forth in Sections 6.05(c)(iii), (d), (e)(ii) up to an aggregate amount not to exceed the greater of

(x) $20,000,000 and (y) 20% of Consolidated EBITDA at the end of the most recently ended Reference Period, (h), (f), (n), (o), (q) and (r). Notwithstanding the foregoing, Holdings and the German Borrower may make Investments in any of their Subsidiaries to the extent required to satisfy mandatory loss compensation obligations (Verlustübernahme) and any other obligation under the DPLTA and the ADVA PLTA.

Section 6.06. Swap Agreements. Holdings and the Borrowers will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement for speculative purposes.

Section 6.07. Restricted Payments.

(a)
Each Loan Party will not, and will not permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except that:
(i)
so long as at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing, the US Borrower may (or may make Restricted Payments to Holdings to enable it or any of its equityholders to) repurchase, redeem, or otherwise acquire or retire for value the Equity Interests in the US Borrower or Holdings (or in any of its equityholders); provided that the aggregate amount of any such Restricted Payments made pursuant to this Section 6.07(a)(i) shall not exceed the greater of (x) $15,000,000 and (y) 15% of Consolidated EBITDA in any fiscal year of the US Borrower (with any unused amounts thereof being carried over to the immediately subsequent fiscal year);

(ii)
so long as at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing, the US Borrower may (or may make Restricted Payments to Holdings to enable it to) repurchase Equity Interests deemed to occur upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” or “net” exercise;
(iii)
Holdings and US Borrower may make Restricted Payments in connection with the entry into, and performance under, any Permitted Bond Hedge Transaction and Permitted Warrant Transaction in connection with the issuance of Permitted Convertible Indebtedness;
(iv)
Holdings and the Borrowers may make additional Restricted Payments to effectuate or enable the transactions required by any profit and loss transfer agreement (Gewinnabführungsvertrag) to which they are a party (including the DPLTA and the ADVA PLTA) including (x) payment by Holdings of a recurring annual compensation (Ausgleichzahlung) to minority shareholders of the German Borrower, (y) any profit transfer (Gewinnabführung) and (z) any acquisition by Holdings of shares in the German Borrower tendered by minority shareholders);
(v)
(i) pay any put options required pursuant to § 5 of the DPLTA and (ii) so long as at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing, Holdings and the Borrowers may make additional Restricted Payments (a) to fund a delisting of and/or take-private transaction in relation to the German Borrower or (b) to repurchase Equity Interests from minority shareholders of the German Borrower; provided that, in the case of any such Restricted Payment made in reliance on this clause (v)(ii), the US Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis; provided that, for the avoidance of doubt, the conditions set out in paragraph (v)(ii) shall not apply to any payment, acquisition of shares, settlement payment, supplemental payment, interest payment or other amount which has become legally binding or mandatory under applicable German law, any court order, any final or binding settlement, any appraisal proceedings (Spruchverfahren), or upon registration with the competent commercial register in connection with any squeeze-out, integration (Eingliederung), delisting or take-private transaction involving the German Borrower;
(vi)
additional Restricted Payments, provided that (i) prior to the repayment in full of all of the German Borrower’s obligations under the DPLTA, the aggregate amount of any Restricted Payments outstanding under this Section 6.07(a)(vi) shall not exceed the greater of (x) $20,000,000 and (y) 20% of Consolidated EBITDA and (ii) after the repayment in full of all of the German Borrower’s obligations under the DPLTA, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio as of the end of the then most recently ended Reference Period shall not exceed 2.25:1.00, and in each case of clauses (i) and (ii) above, any such additional Restricted Payments shall only be permitted so long as no Default or Event of Default has occurred and is continuing immediately after giving effect thereto on a Pro Forma Basis;

(vii)
each Restricted Subsidiary may make Restricted Payments on a pro rata basis in accordance with its Equity Interests (or a greater than pro rata basis to the extent such greater amount is to the US Borrower or any Subsidiary Guarantor);
(viii)
to the extent constituting a Restricted Payment, any Permitted ADVA Tender; and
(ix)
(I) the Borrowers may make Restricted Payments to Holdings in connection with any mandatory payment of Indebtedness and (II) the Borrowers may make Restricted Payments to Holdings in connection with any Restricted Debt Payment permitted by Section 6.07(b).
(b)
Holdings and the Borrowers will not, and will not permit any Restricted Subsidiary to, voluntarily make any payment in cash on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:
(i)
any Restricted Debt Payment made by exchange for, or out of the proceeds of, Permitted Refinancing Indebtedness permitted by Section 6.01;
(ii)
as part of an “applicable high yield discount obligation” catch-up payment;
(iii)
(A) payments of principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Restricted Debt that are prohibited by the subordination provisions thereof) in respect of any Permitted Convertible Indebtedness and (B)(1) any payments of cash due upon maturity or any earlier required repurchase of any Permitted Convertible Indebtedness, (2) any payments of cash due upon conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount not to exceed the sum of (x) the principal amount of such Permitted Convertible Indebtedness, plus interest, fees and expenses, if any, due upon conversion plus (y) any payments received pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, and (3) any payments of cash due upon redemption of any Permitted Convertible Indebtedness at a redemption price no greater than the principal amount thereof plus accrued and unpaid interest thereon, in the case of each of the foregoing clauses (A) and (B)(1) through (B)(3), so long as the US Borrower and its Restricted Subsidiaries have Liquidity of at least $70,000,000 (so long as such calculation of

Liquidity shall include unused Commitments at least equal to the greater of (x)

$35,000,000 and (y) 10% of the aggregate amount of the Commitments) available immediately after giving effect to such Restricted Debt Payment; and

(iv)
so long as at the time thereof and immediately after giving effect thereto on a Pro Forma Basis, no Event of Default has occurred and is continuing, the US Borrower and Holdings may make additional Restricted Debt Payments; provided that

(i) prior to the repayment in full of all of ADVA’s obligations under the DPLTA, the aggregate amount of any Restricted Debt Payments outstanding under this Section 6.07(b)(iv) shall not exceed the greater of (x) $20,000,000 and (y) 20% of Consolidated EBITDA and (ii) after the repayment in full of all of the German Borrower’s obligations under the DPLTA, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio as of the end of the then most recently ended Reference Period shall not exceed 2.25:1.00.

Section 6.08. Transactions with Affiliates. Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of the greater of (x) $10,000,000 and (y) 10% of Consolidated EBITDA, with any of their respective Affiliates on terms that are less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person that is not an Affiliate (as reasonably determined by the applicable Borrower); provided that the foregoing restriction shall not apply to:

(a)
(i) any transaction between or among the US Borrower or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction),

(ii) [reserved], (iii) any tax sharing agreements among Holdings, on the one hand, and the Borrowers or any Restricted Subsidiary, on the other hand, and any payments pursuant thereto, on customary terms to the extent attributable to the Borrowers and their respective Restricted Subsidiaries, and (iv) transactions with Holdings in the ordinary course of business (including participating in tax, accounting and other administrative matters), in the case of this clause (iv), to the extent permitted or not otherwise restricted by this Agreement;

(b)
any issuance, sale or grant of securities, or any payments, awards or grants, whether in cash, securities or otherwise, pursuant to employment arrangements and stock options and stock ownership or purchase plans approved by the board of directors (or equivalent governing body) of Holdings, the Borrowers or any Restricted Subsidiary;
(c)
(i) any collective bargaining, employment or severance agreement or any other compensatory (including profit sharing) arrangement entered into by the US Borrower or any Restricted Subsidiary with any employees of Holdings, the US Borrower or any Restricted Subsidiary, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with any employees of Holdings, the Borrowers or any Restricted Subsidiary and (iii) any transaction pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers any employees of Holdings, the US Borrower or any Restricted Subsidiary or any employment contract or arrangement;
(d)
transactions pursuant to agreements in existence on the Effective Date and listed on

Schedule 6.08, including transactions in respect of the DPLTA and the ADVA PLTA (in each case, including for the purpose of balancing any losses and transferring any annual profit) and any amendment, modification, replacement, renewal or extension thereof to the extent the resulting agreement, taken as a whole, (i) is not materially adverse to the Lenders or (ii) is not materially more disadvantageous to the Lenders than the relevant agreement in existence on the Effective Date, in each case, as reasonably determined by the US Borrower;
(e)
the Transactions, including the payment of costs reasonably incurred in connection therewith;
(f)
customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the US Borrower in good faith;
(g)
Guarantees permitted by Section 6.01 or 6.04;
(h)
transactions in connection with a Permitted Receivables Financing or Permitted Receivables Sale Transaction; and
(i)
transactions in connection with any Permitted Pooling Arrangement.

Section 6.09. Restrictive Agreements. Holdings and each Borrower will not, and will not permit any Restricted Subsidiary to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary that is not a Subsidiary Guarantor to pay dividends or other distributions to a Borrower or any Restricted Subsidiary that is a Subsidiary Guarantor,

(y) any Restricted Subsidiary that is not a Subsidiary Guarantor to make or repay cash loans or advances to a Borrower or any Restricted Subsidiary that is a Subsidiary Guarantor or (z) a Borrower or any Subsidiary Guarantor to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)
set forth in (i) this Agreement or any other Loan Document, (ii) any agreement evidencing or governing (A) any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor permitted by Section 6.01, (B) any Indebtedness permitted by Section 6.01 that is secured by a Lien permitted under Section 6.02 if the relevant restriction applies only to the Persons obligated in respect of such Indebtedness and their subsidiaries or the assets intended to secure such Indebtedness, (C) Indebtedness permitted pursuant to Section 6.01(b), 6.01(e) or 6.01(f) or, with respect to the Subsidiaries and assets subject to Permitted Receivables Sale Transactions, 6.01(w) and (D) any Permitted Pooling Arrangement permitted by Section 6.01(z), Section 6.02(o), Section 6.05(r) and Section 6.08(i), so long as the relevant restriction applies only to the accounts and related assets subject thereto or the Persons party thereto;
(b)
arising under customary provisions restricting assignments, licensing, sublicensing, subletting or other transfers of rights arising thereunder (including the granting of any Lien on such rights) contained in leases, subleases, licenses, sublicenses and other agreements;
(c)
that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, or any option or right with respect to any assets not otherwise prohibited under this Agreement;
(d)
that are assumed in connection with any acquisition of property or the Equity Interests in any Person, so long as the relevant restriction relates solely to the Person and its subsidiaries (including the Equity Interests in the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(e)
set forth in any agreement entered into in connection with any Disposition permitted by Section 6.04, provided that such restrictions apply only to the assets or the subsidiaries that are the subject of such Disposition pending the completion of such Disposition;
(f)
set forth in documents which exist on the Effective Date and set forth on Schedule 6.09 and were not created in contemplation thereof;
(g)
set forth in any agreement evidencing or governing any Indebtedness permitted under Section 6.01 if (i) the relevant restrictions, when taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, when taken as a whole (as reasonably determined by the US Borrower), or (ii) the relevant restrictions reflect market terms and conditions (when taken as a whole and as reasonably determined by the US Borrower) and the US Borrower shall have determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the US Borrower and the other Loan Parties to meet their obligations under this Agreement;

(h)
arising in any Swap Agreement or any agreement relating to any Banking Services;
(i)
relating to any asset (or all of the assets) of and/or the Equity Interests in a Borrower or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Equity Interests in the relevant Person that is permitted or not restricted by this Agreement;
(j)
set forth in any agreement relating to any Lien permitted under Section 6.02 that limits the right of the US Borrower or any Restricted Subsidiary to Dispose or subject to Liens the assets subject to such Lien; or
(k)
imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any agreement, instrument or obligation referred to in clauses (a) through (j) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the US Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.10. Outbound Investment Rules. Holdings and each Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, any activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.11. Consolidated Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2026, the Borrowers will not permit the Consolidated Fixed Charge Coverage Ratio for such Reference Period to be less than 1.25:1.00 (the “Coverage Ratio Covenant”).

Section 6.12. Consolidated Senior Secured Net Leverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2026, the Borrowers will not permit the Consolidated Senior Secured Net Leverage Ratio to exceed 3.25:1.00 (the “Leverage Ratio Covenant”); provided that at any time during a Springing Covenant Period, the Borrowers will not, and will not permit any of their respective Subsidiaries to permit the Consolidated Senior Secured Net Leverage Ratio, (i) on the last day of the first and second Reference Periods during such Springing Covenant Period to exceed 3.75:1.00 and (ii) on the last day of the third Reference Period during such Springing Covenant Period to exceed 3.50:1.00.

Section 6.13. Reserved.

Section 6.14. Unrestricted Cash and Cash Equivalents. As of the last day of any fiscal quarter during a Springing Covenant Period, the Borrowers will not, and will not permit any of their respective Subsidiaries to permit Liquidity to be less than $50,000,000 (the “Liquidity Covenant” and together with the Coverage Ratio Covenant and the Leverage Ratio Covenant, the “Financial Covenants” ).

Section 6.15. Reserved.

Section 6.16. Fiscal Year. The Borrowers, Holdings, and Restricted Subsidiaries will not change their fiscal year to end on a date other than December 31; provided that, subject to providing prior written notice thereof to the Administrative Agent, a Borrower may change its fiscal year to end on any other date (and, in the event of any such change, the Lenders hereby authorize the Administrative Agent to make such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and such Borrower, to give effect to such change in fiscal year and any corresponding changes in the fiscal quarters).

Section 6.17. Use of Proceeds. None of Holdings, the Borrowers or any Subsidiary will use the proceeds of any Loan or any Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto.

Section 6.18. Amendments to Organizational Documents. Holdings and each Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify its organizational documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such), taken as a whole; provided that for purposes of clarity, it is understood and agreed that the US Borrower or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.03.

Section 6.19. Amendments of Restricted Debt. Holdings and each Borrower will not, and will not permit any Restricted Subsidiary to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing such Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the Lenders (in their capacities as such), taken as a whole; provided that, for purposes of clarity, it is understood and agreed that the foregoing shall not prohibit any replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof (including any such replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding that satisfies the requirements of the initial incurrence of such Restricted Debt, or that is otherwise permitted under this Agreement at the time of such replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding).

ARTICLE 7 Events of Default

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)
either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of three Business Days;
(c)
any representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made;
(d)
either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to a Borrower’s existence) or 5.08 or in Article 6;
(e)
either Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to such Borrower (which notice will be given at the request of any Lender);
(f)
either Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period;
(g)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any conversion, exchange, redemption, repurchase, settlement or required offer to repurchase of any Permitted Convertible Indebtedness (including any notice of redemption issued by Holdings pursuant to the terms of such Permitted Convertible Indebtedness) or fundamental change repurchase right of holders of Permitted Convertible Indebtedness that is not a default under such Permitted Convertible Indebtedness and that does not otherwise separately constitute an Event of Default hereunder, (iii) any early payment requirement, unwind, termination or settlement with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as neither Holdings nor any of its Subsidiaries is the “defaulting party” (or substantially equivalent term, but, for the avoidance of doubt, the term “affected party” shall not be considered a substantially equivalent term) under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable, and that such event does not otherwise constitute an Event of Default hereunder and (iv) termination events pursuant to the terms of the relevant Swap Agreement with respect to which any Loan Party or Restricted Subsidiary is not a ‘defaulting party’ or the sole ‘affected party’ (as such terms may be defined in such Swap Agreement) or equivalent;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
either Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)
the US Borrower or any Subsidiary (to the exclusion of any Subsidiary incorporated or established in Germany) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or the German Borrower or a German Subsidiary is no longer Solvent;
(k)
(i) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against a Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower or any Subsidiary to enforce any such judgment; it being understood that, for purposes of this clause (i), any judgment in respect of the purchase price of the outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of August 9, 2023 shall be excluded or (ii) one or more judgments shall be rendered against a Borrower, any Subsidiary or any combination thereof that could reasonably be expected to result in a Material Adverse Effect;
(l)
an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)
a Change in Control shall occur;
(n)
any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or a Borrower or any other Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or a Borrower denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of Payment in Full of the Obligations and termination of the Commitments), or purports in writing to revoke, terminate or rescind any Loan Document; or
(o)
the DPLTA shall be terminated for any reason other than by Holdings upon the acquisition of 100% of the outstanding Equity Interests of ADVA.

Section 7.02. Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to the Borrowers described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the applicable Borrower, take any or all of the following actions, at the same or different times:

(a)
terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(b)
declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of a Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by a Borrower;
(c)
require that a Borrower provide cash collateral as required in Section 2.06(j); and
(d)
exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law.

If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to a Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of such Borrower accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium, shall automatically become due and payable, and the obligation of such Borrower to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower.

Section 7.03. Equity Cure. Notwithstanding anything to the contrary in this Agreement (including Section 7.01), with respect to an Event of Default as a result of a Borrower’s failure to comply with the Financial Covenants for or on the last day of any Reference Period, as applicable, such Borrower shall have the right (the “Cure Right”) until the date that is 15 Business Days after the date on which financial statements for such fiscal quarter (or the fiscal year ending with such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, to issue Qualified Equity Interests or other Equity Interests (such other Equity Interests to be on terms reasonably acceptable to the Administrative Agent provided that, solely for purposes of this Section 7.03, such Qualified Equity Interests or other Equity Interests shall not (a) mature or be mandatorily redeemable pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments),

(b) be redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) be convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would include any of the terms in the foregoing clauses (a) through (c)) for cash or otherwise receive cash contributions in respect of its Qualified Equity Interests or such other Equity Interests, in each case, which are designated by such Borrower as proceeds which shall be used to increase Consolidated EBITDA pursuant to the exercise of a Cure Right (the “Cure Amount”), and thereupon such Borrower’s compliance with the Financial Covenants shall be recalculated giving effect to a pro forma increase in the amount of Consolidated EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated EBITDA”) solely for the purpose of determining compliance with the Financial Covenants as of the end of such fiscal quarter and for applicable subsequent Reference Periods that include such fiscal quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of the Financial Covenants would be satisfied, then the requirements of the Financial Covenants shall be deemed satisfied as of the end of the relevant Reference Period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred (or would have occurred) shall be deemed cured for all purposes of this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary,

(a) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (b) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (c) the Cure Amount shall be no greater than the amount required for the purpose of complying with the Financial Covenants, (d) upon the Administrative Agent’s receipt of a written notice from the applicable Borrower that the applicable Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”) until the 15th Business Day following the date on which financial statements for the fiscal quarter (or the fiscal year ending with such fiscal quarter) to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent (nor any sub-agent therefor), any Lender, any Issuing Bank or any other Secured Party shall exercise any right to foreclose on or take possession of any Collateral or any other right or remedy under the Loan Documents solely on the basis of an Event of Default under the Financial Covenants,

(e)
there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with the Financial Covenants as of the last day of the Reference Period in respect of which the Cure Right was exercised (it being understood that this clause (e) shall not apply with respect to any subsequent Reference Period, even if such subsequent Reference Period includes the applicable fiscal quarter), (f) during any Reference Period in which any Cure Amount is included in the calculation of Consolidated EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be disregarded (but, for the avoidance of doubt, any application of the Cure Amount to repay or prepay Indebtedness shall not be disregarded except to the extent set forth in clause (e) above) for purposes of determining (i) whether any financial ratio-based condition to the availability of any carveout set forth in Article VI has been satisfied or (ii) the Applicable Rate and (g) no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue or amend to increase the amount of any Letter of Credit from and after such time as the

Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received (or the Event of Default for failure to comply therewith is waived in accordance with Section 9.02).

Section 7.04. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by a Borrower or the Required Lenders:

(a)
all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(ii)
second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest, Letter of Credit fees and principal and interest in respect of Secured Hedge Obligations, Secured Cash Management Obligations and Secured Bilateral Letter of Credit Obligations) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)
third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements and fees, premiums and scheduled periodic payments in respect of Secured Hedge Agreements, Secured Cash Management Agreements and the Secured Bilateral Letter of Credit Facility, ratably among the Lenders, the Issuing Banks and the other applicable Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)
fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the applicable Borrower pursuant to Section 2.06 or 2.20 and (C) to other payments under Secured Hedge Agreements, Secured Cash Management Agreements and the Secured Bilateral Letter of Credit Facility, ratably among the Lenders, the Issuing Banks and the other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.04;

(v)
fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Banks and the other applicable Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)
finally, the balance, if any, after all Obligations have been Paid in Full, to the applicable Borrower or as otherwise required by law; and
(b)
if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE 8

The Administrative Agent

Section 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints each entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as an administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each Secured Party exempts the Administrative Agent from the restrictions pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Secured Party. A Secured Party which cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. Each of the Lenders hereby releases the Administrative Agent to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any applicable Law, in particular pursuant to Section 181 of the German Civil Code

(Bürgerliches Gesetzbuch). The Administrative Agent shall, to the extent possible, have the authority to grant an exemption from the restrictions imposed by Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to any sub-agent. Any Lender prevented by applicable Law or its constitutional documents from granting the release from the restrictions under Section 181 of the German Civil Code shall notify the Administrative Agent in writing without undue delay.

(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the applicable Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:
(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a

Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)
where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of Germany, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)
The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)
No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligations with respect to any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent

(including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of any Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any of their Subsidiaries, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or

(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic

Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)
The Administrative Agent shall be deemed not to have knowledge of any

(i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by a Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by a Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into

(A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (F) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by Holdings, the Borrowers, any of their Subsidiaries, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any exchange rate or Dollar Equivalent.

(c)
Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts,

(iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(d)
Without limiting any other rights under this Agreement, in relation to the German Collateral Documents the following shall apply:
(i)
The Administrative Agent is authorized to:
(A)
hold and administer and, as the case may be, release and (subject to it having become enforceable) realize:
(1)
any security interest granted under any German Collateral Document (each, a “German Security Interest”) that is constituted by way of a transfer of title or assignment by way of security (Sicherungseigentum/ Sicherungsabtretung) or by way of any other non-accessory security right (nicht akzessorische Sicherheit); and
(2)
any proceeds of such German Security Interest, as trustee in its own name but for the benefit of all Secured Parties (each, a “German Secured Party”) that have the benefit of such security interest in accordance with this Agreement and the respective German Collateral Document;
(B)
administer and, as the case may be, release and (subject to it having become enforceable) realize any German Security Interest that is created in favor of the Administrative Agent or the German Secured Parties (or any of them) by way of a pledge (Verpfändung) or any other German law accessory security right (akzessorische Sicherheit); and
(C)
if and when acting in its capacity as creditor of the Parallel Debt, hold and administer and, as the case may be, release and (subject to it having become enforceable) realize:
(1)
any German Security Interest that is created in favor of the Administrative Agent as creditor of the Parallel Debt by way of a pledge (Verpfändung) or any other German law accessory security right (akzessorische Sicherheit);
(2)
any proceeds of such German Security Interest; and
(3)
the benefit of this paragraph (C) and of the Parallel Debt, as creditor in its own right but for the benefit of the German Secured Parties in accordance with this Agreement.
(ii)
Each German Secured Party (other than the Administrative Agent), by accepting the benefits of this Agreement, is deemed to ratify and approve all acts done by the Administrative Agent on such German Secured Party’s behalf before execution of this

Agreement, or the relevant German Secured Party’s accession to this Agreement, as the case may be, including, for the avoidance of doubt, the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any German Secured Party in respect of any German Collateral Document.

(iii)
The Administrative Agent shall (at the expense of the relevant Loan Party in accordance with Section 9.03), and is hereby authorized by each of the German Secured Parties to, upon receipt of any certification required to be delivered to it pursuant to any provisions of this Agreement or of any Security Document, execute on behalf of itself and each other German Secured Party, without the need for any further referral to, or authority from, any other person, all necessary releases or confirmations of any security created under the German Collateral Documents that are reasonably requested and delivered to it by the relevant Loan Party. The Administrative Agent and each of the German Secured Parties hereby agree that, in relation to the German Collateral Documents, no German Secured Party shall exercise any independent power to enforce any German Security Interest or take any other action in relation to the enforcement of the German Security Interests, or make or receive any declarations in relation thereto.
(iv)
Each German Secured Party hereby irrevocably instructs and authorizes the Administrative Agent (with the right of sub-delegation) to act on its behalf and, if required under any applicable law or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of the German Collateral Documents, the perfection and monitoring of the German Collateral Documents and the rescission, release or amendment of the German Collateral Documents, and to enter into any documents evidencing German Security Interests and to make and accept all declarations and take all actions that may be necessary or useful in connection with any German Security Interest on behalf of such German Secured Party. The Administrative Agent is hereby authorized by each German Secured Party to make all statements necessary or appropriate in connection with the foregoing. The Administrative Agent shall further be entitled to rescind, release, amend or execute, on behalf of each German Secured Party, any additional documents securing the German Security Interest.
(v)
At the request of the Administrative Agent, each German Secured Party shall provide the Administrative Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on its behalf.
(vi)
Each German Secured Party hereby releases the Administrative Agent from the restrictions pursuant to Section 181 of the German Civil Code and similar restrictions under any applicable law, in each case to the extent legally possible for the German Secured Parties. If any German Secured Party is prevented by applicable law or its constitutional documents from granting the release from the restrictions pursuant to Section 181 of the German Civil Code it shall notify the Administrative Agent without undue delay.

Section 8.03. Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrowers hereby approve distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)
Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, each of the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person or Persons serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, a Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the US Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, (i) the Administrative Agent may appoint one of its Affiliates as a successor Administrative Agent and (ii) if the Administrative Agent has not appointed one of its Affiliates as a successor Administrative Agent pursuant to clause (i) above, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (other than if the Administrative Agent appoints one of its Affiliates as a successor Administrative Agent pursuant to clause (i) above), such appointment shall be subject to the prior written approval of the US Borrower (which approval may not be unreasonably withheld and shall not be required while an

Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the US Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

Section 8.06. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)
Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)
(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or

(y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)
Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and

(y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)
Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)
The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any

Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

Section 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)
In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Swap Agreement the obligations under which constitute secured Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)
The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-

14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-Sections (b) through (f) of Section I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)
The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.10. Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)
Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)
THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION

WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by a Borrower to the Administrative Agent through an Approved Borrower Portal.

(a)
Each of the Lenders, each of the Issuing Banks and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(b)
Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE 9 Miscellaneous

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i)
if to either Borrower, to it at:

c/o ADTRAN, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806

Attention: Tim Santo, Chief Financial Officer Email: timothy.santo@adtran.com with a copy to (which shall not constitute notice):

Sidley Austin LLP

2323 Cedar Springs, Suite 2600

Dallas, TX 75201 Attention: Alison Boren Email: aboren@sidley.com

(ii)
if to the Administrative Agent from a Borrower, to the address or addresses separately provided to the Borrowers;
(iii)
if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A, to the address or addresses separately provided to the Lenders;
(iv)
if to an Issuing Bank, to it at the address separately provided to the Borrowers;
(v)
if to any of Swingline Lenders, at the address separately provided to the Borrowers; and
(vi)
if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Notices and other communications to the Borrowers, any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)
Subject to Section 2.14(b) and (c) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) without the prior written consent of each Lender directly and adversely affected thereby, (A) contractually subordinate the Obligations hereunder to any other Indebtedness, or (B) contractually subordinate the Liens securing the Obligations to Liens securing any other Indebtedness, (viii) subordinate or release all or substantially all the Collateral from the Liens securing the Obligations (other than in connection with Dispositions expressly permitted hereunder) or permit the incurrence of structurally senior Indebtedness that effectively primes the Obligations, without the written consent of each adversely affected Lender; provided that in the case of clause (vii) and (viii) other than in connection with a debtor-in-possession financing, or (ix) alter the pro rata sharing provisions of Section 2.18 without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be; and provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks.

Notwithstanding anything in this Agreement (including, without limitation, this Section 9.02(b)) or any other Loan Document to the contrary:

(i)
If the Administrative Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;
(ii)
guarantees, collateral documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other person, by the applicable Loan Party or Loan Parties and the Administrative Agent in its sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents;
(iii)
no Lender consent is required to effect any amendment or supplement to any intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent; and
(iv)
the US Borrower and the Administrative Agent may enter into any amendment contemplated pursuant to clause (f)(y) of the definition of “Permitted Refinancing Indebtedness” without the consent of any other party to this Agreement.

Section 9.03. Expenses; Limitation of Liability; Indemnity, Etc.

(a)
Expenses. The US Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the actual, reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and its Affiliates, taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction, taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank (but limited, in the case of legal fees and expenses, to the actual, reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Issuing Banks, taken as a whole) in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, (but limited, in the case of legal fees and expenses, to the actual, reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Banks and the Lenders, taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction, taken as a whole), in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Limitation of Liability. To the extent permitted by applicable law (i) no Borrower or other Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)
Indemnity. The US Borrower shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitees (subject to the proviso below), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this

Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrowers or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of, or material breach of this Agreement by, such Indemnitee or

(B) resulting from any dispute solely among the Indemnitees and not resulting from an act or omission on behalf of Holdings or any of its Subsidiaries; provided further that, in the case of legal fees and expenses of the Indemnitees, the Borrowers shall not have any liability for the reimbursement of more than one outside counsel to all Indemnitees, taken as a whole (and, solely in the event of an actual or perceived conflict of interest between or among an Indemnitee or Indemnitees, where an Indemnitee informs the Borrowers of such conflict and, thereafter, after receipt of the Borrowers’ consent (not to be unreasonably withheld) may retain separate counsel, one additional counsel to all affected Indemnitees taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole, in each case incurred in connection with investigating or defending any claim, litigation or proceeding relating to the Credit Agreement or use or the proposed use of proceeds thereof). This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)
Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the applicable Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon Payment in Full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)
Payments. All amounts due under this Section 9.03 shall be payable not later than thirty (30) days after receipt of written demand therefor. Notwithstanding anything to the contrary contained herein, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers under Section 9.03(c) to such Indemnitee for any such fees, expenses or damages to the extent that a court of competent jurisdiction has entered a final, non-appealable judgement that any claim, damage, loss, liability or expense asserted by such Indemnitee, or disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of a Borrower or any of its Subsidiaries (other than with respect to a claim against and Indemnitee acting in its capacity as an Administrative Agent).

Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)
the Borrowers; provided that, the applicable Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall have objected thereto by written notice to the

Administrative Agent within ten (10) Business Days after having received notice thereof; provided further, that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee;
(B)
the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund;
(C)
each Issuing Bank; provided that no consent of an Issuing Bank shall be required if (x) an Event of Default occurs with respect to a Borrower under Sections 7.01(h) or 7.01(i)) and (y) such Issuing Bank has no outstanding Letters of Credit at that time; and
(D)
each Swingline Lender; provided that no consent of a Swingline Lender shall be required if (x) an Event of Default occurs with respect to a Borrower under Sections 7.01(h) or 7.01(i)) and (y) such Swingline Lender has no outstanding Swingline Loans at that time.

(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the

Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) a Borrower or any of its Affiliates or (e) a Disqualified Lender; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices at the address or addresses separately provided to the Borrowers, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “U.S. Dollar Facility Register” and the “Eurocurrency Sub-Facility Register”, each, the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and such Change in Law would have resulted in additional payments being made to the participating Lender absent such participation. Each Lender that sells a participation agrees, at the applicable Borrower’s request and expense, to use reasonable efforts to cooperate with the applicable Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement,

(y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01(a)), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that (A) notwithstanding anything herein to the contrary and in accordance with Section 9.22, no Lender, Issuing Bank or Affiliate thereof shall exercise any right of setoff or counterclaim against any deposits or other obligations held to or for the credit or the account of the German Borrower or any of its Subsidiaries that are Subsidiary Guarantors in respect of, or in application against, US Borrower Obligations; and any right of setoff against deposits or other obligations of the German Borrower or any of its Subsidiaries that are Subsidiary Guarantors may only be exercised in respect of, and applied against, German Borrower Obligations and provided further that (B) in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(b)
Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers, any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d)
Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(f)
The German Borrower hereby irrevocably designates, appoints and empowers the US Borrower (the “Process Agent”), located at 901 Explorer Boulevard, Huntsville, Alabama 35806,, in the case of any such proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made (a) by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the applicable Loan Party in care of the Process Agent at the Process Agent’s above address, and each Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf or (b) by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the applicable Loan Party at its address specified in Section 9.01, and each Loan Party irrevocably consents to the service of any and all process in any such proceeding. Such appointment of the Process Agent shall be for a period ending no earlier than the first anniversary of the Maturity Date.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that, unless prohibited by applicable law or by the rules governing the process requiring such disclosure and other than in connection with routine regulatory examinations, it will promptly notify the Borrowers of such requirement, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that, unless prohibited by applicable law or by the rules governing the process requiring such disclosure and other than in connection with routine regulatory examinations, it will promptly notify the Borrowers of such requirement, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document,

(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted assignee of or permitted Participant in, or any prospective permitted assignee of or permitted Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to a Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating a Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the prior written consent of the US Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or

(ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from (or on behalf of) the Borrowers or their Subsidiaries relating to the Borrowers or their Subsidiaries or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any individual from voluntarily disclosing or providing any Information within the scope of this confidentiality provision regarding suspected violations of law to any governmental, regulatory or self-

regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.13. Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING A BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE APPLICABLE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

Section 9.15. No Fiduciary Duty, etc. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to such Borrower with respect thereto.

(b)
Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)
In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower, confidential information obtained from other companies.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Section 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Agreement Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 9.20. Parallel Debt. Each Loan Party irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time). The parties hereto agree that:

(a)
a Loan Party’s Parallel Debt is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;
(b)
a Loan Party’s Parallel Debt is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Debt has been irrevocably paid or discharged;
(c)
a Loan Party’s Parallel Debt is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of the relevant Loan Party, to the Administrative Agent (even though a Loan Party may owe more than one Corresponding Liability to the Lenders under the Loan Documents) and an independent and separate claim of the Administrative Agent to receive payment of that Parallel Debt (in its capacity as the independent and separate creditor of that Parallel Debt and not as a co-creditor in respect of the Corresponding Liabilities); and
(d)
for purposes of this Section 9.20, the Administrative Agent acts in its own name and not as agent, representative or trustee of the Lenders and accordingly holds neither its claim resulting from the Parallel Debt nor any Security Documents securing the Parallel Debt on trust.

As used in this Section 9.20, the following terms have the following meanings:

“Corresponding Liabilities” means all present and future Obligations of a Loan Party under or in connection with this Agreement and the other Loan Documents, but excluding its Parallel Debt; provided that, with respect to the German Borrower, “Corresponding Liabilities” shall mean only the German Borrower Obligations.

“Parallel Debt” means the undertaking of the Loan Parties pursuant to this Section 9.20. Section 9.21. Release of Liens and Guarantees.

(a)
Notwithstanding anything in Section 9.02(b) to the contrary, (i) each Loan Party shall be automatically released from its obligations under the Loan Documents (and its Guarantee under, and all security interests created under, the Loan Documents shall be automatically released) upon the occurrence of the Maturity Date and (ii) any Subsidiary Guarantor shall be automatically released from its obligations under the Loan Documents (and its Guarantee under, and all security interests in respect of Collateral owned by such Subsidiary Guarantor under, the Loan Documents shall be automatically released) upon the consummation of any transaction or series of transactions permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that no Subsidiary Guarantor shall be released from its obligations under the Loan Documents and its Guarantee solely as a result of becoming an Excluded Subsidiary pursuant to clause (h) of the definition thereof if (i) the transfer of Equity Interests in such Subsidiary Guarantor is to an Affiliate of a Borrower or any Restricted Subsidiary, and (ii)(A) there is no bona fide business purpose for the transfer of Equity Interests of such Subsidiary Guarantor or

(B) such transfer of Equity Interests is intended primarily to obtain a release of the Subsidiary Guarantor from its obligations under the Loan Documents and its Guarantee. Upon the request of the Administrative Agent, the US Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction or series of transactions has been consummated in compliance with the terms of this Agreement. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Domestic Guarantee and Collateral Agreement or any other Loan Document, the provisions of this paragraph shall govern and control.

(b)
Upon any Disposition by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, upon any asset ceasing to be, or ceasing to be required to be, Collateral as a result of becoming an Excluded Asset, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Domestic Guarantee and Collateral Agreement or any other Loan Document, the provisions of this paragraph shall govern and control.
(c)
The Lenders, the Issuing Banks and the other Secured Parties hereby further irrevocably authorize the release of Liens on the Collateral as provided in the Security Documents or any other Loan Document.
(d)
In connection with any termination or release pursuant to this Section, the

Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of any document pursuant to this Section shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.22. Nature of Obligations. Notwithstanding anything to contrary contained in the Loan Documents, (i) Holdings and the US Borrower and its Subsidiaries shall be jointly and severally liable for all Obligations, (ii) the German Borrower and its Subsidiaries that are Subsidiary Guarantors shall be jointly and severally liable (Gesamtschuldner) for all German Borrower Obligations, but in no event shall the German Borrower and its Subsidiaries that are Subsidiary Guarantors have any obligation with respect to the US Borrower Obligations and (iii) no Collateral provided by the German Borrower and its Subsidiaries that are Subsidiary Guarantors shall secure the US Borrower Obligations. In the event of any conflict or inconsistency between this Section and any other provision of any Loan Document, this Section shall control.

Section 9.23. Release of German Borrower and its Subsidiaries. Upon the payment in full in cash of all of the German Borrower Obligations (other than contingent indemnification obligations not then due) by the German Borrower (or its Subsidiaries that are Subsidiary Guarantors) and the termination in full of the Commitments under the German Borrower Sublimit, the obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the German Borrower (and its Subsidiaries that are Subsidiary Guarantors) hereunder and under the other Loan Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any party. Any such release of the German Borrower (and its Subsidiaries that are Subsidiary Guarantors) shall not impact or impair the obligations of the other Loan Parties under the Loan Documents. Following any such release, for all purposes under the Loan Documents, (a) the German Borrower shall no longer be the “German Borrower” and shall be a Subsidiary that is not a Loan Party, (b) each Subsidiary Guarantor of the German Borrower shall no longer be a “Subsidiary Guarantor” and shall be a Subsidiary that is not a Loan Party and (c) the term “Loan Party” shall no longer include such released German Borrower and its Subsidiaries that are Subsidiary Guarantors.

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ADTRAN HOLDINGS, INC.,

as Holdings

By: /s/ Timothy Santo

Name: Timothy Santo

Title: Chief Financial Officer

ADTRAN, INC.,

as US Borrower

By: /s/ Timothy Santo

Name: Timothy Santo

Title: President and Chief Financial Officer

ADTRAN NETWORKS SE,

as German Borrower

By: /s/ Timothy Santo

Name: Timothy Santo

Title: Member of the Management Board

By: /s/ Thomas R. Stanton

Name: Thomas R. Stanton

Title: Member of the Management Board

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

as a Lender, Issuing Bank and Administrative Agent,

By: /s/ Christopher W. Austin

Name: Christopher W. Austin

Title: Authorized Officer

[Signature Page to Credit Agreement]

J.P. MORGAN SE, as Administrative Agent,

By: /s/ Karolina Glinka Name: Karolina Glinka

Title: Vice President

[Signature Page to Credit Agreement]

v.

Bank of Montreal, Chicago Branch,

as a Lender and an Issuing Bank

By: /s/ Cory Stephens Name: Cory Stephens

Title: Director

Bank of Montreal Europe pie,

as a Lender

By: Name:

Title:

Bank of Montreal Europe pie,

as a Lender

By: Name:

Title:

Bank of Montreal, Chicago Branch,

as a Lender and an Issuing Bank

By: __________

Name:

Title:

Bank of Montreal Europe pie,

as a Lender

By: /s/ Jane Anee Negi

Name: Jane Anne Negi

Title: CEO

Bank of Montreal Europe pie,

as a Lender

By: /s/ Karen Conway

Name: Karen Conway

Title: COO

[Signature Page to Credit Agreement]

CITIBANK, N.A.,

as a Lender and an Issuing Bank

By: /s/ Caroline Wharton

Name: Caroline Wharton

Title: Director

[Signature Page to Credit Agreement]

v,

[Signature Page to Credit Agreement]

First Horizon Bank

as Lender

By: /s/ Brian Daniels

Name: Brian Daniels

Title: Senior Vice President

[Signature Page to Credit Agreement]

HSBC Bank USA National Association, as a Lender

By: /s/ Bailey Sill

Name: Bailey Sill

Title: SVP

[Signature Page to Credit Agreement]

PNC Bank, National Association,

as a Lender

By: /s/ Amy Tallia

Name: Amy Tallia

Title: SVP

[Signature Page to Credit Agreement]

East West Bank,

as a Lender

By: /s/ Kevin Bishop

Name: Kevin Bishop

Title: First Vice President

[Signature Page to Credit Agreement]

East West Bank,

as a Lender

By: /s/ Kevin Bishop

Name: Kevin Bishop

Title: First Vice President